As filed with the Securities and Exchange Commission on December 21, 2007

Registration No. 333-146946

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2
to the
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OVERTURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o M&C Corporate Services Limited
PO Box 309GT
Ugland House
South Church Street, George Town
Grand Cayman KY1-1104
Cayman Islands
(646) 736-1376

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
1133 Avenue of the Americas
Suite 3100
New York, New York 10036-6710
Telephone: (212) 299-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 – Facsimile	John F. W. Hunt
Chief Executive Officer
Overture Acquisition Corp.
c/o M&C Corporate Services Limited
PO Box 309GT
Ugland House
South Church Street, George Town
Grand Cayman KY1-1104
Cayman Islands
(646) 736-1376	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 450-4800 – Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.0001 par value, and one Warrant(2)	17,250,000 Units	$10.00	$172,500,000	$5,296
Ordinary Shares included as part of the Units(2)	17,250,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	17,250,000 Warrants	—	—	—	(3)
Total			$172,500,000	$5,296	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,250,000 Units, consisting of 2,250,000 Ordinary Shares and 2,250,000 Warrants, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated                         , 2008

Prospectus
$150,000,000

Overture Acquisition Corp.

15,000,000 Units

Overture Acquisition Corp. is a newly organized blank check company formed in the Cayman Islands for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as the initial business combination. If we are unable to consummate an initial business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public shareholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

We will seek shareholder approval before effecting our initial business combination. We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against the initial business combination and exercise their shareholder redemption rights described herein, which entitles the dissenting shareholders to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account described below under certain circumstances described herein.

This is an initial public offering of our securities. Each unit consists of one ordinary share and one warrant. We are offering 15,000,000 units. The public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one ordinary share at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and fifteen months from the date of this prospectus, provided in each case that we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

John Hunt, Lawton Fitt, Paul Pressler and Marc Blazer have agreed to purchase an aggregate of 3,180,000 warrants at a price of $1.00 per warrant ($3.18 million in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering. We refer to the purchasers of these securities as the sponsors, and each in his or her individual capacity as a sponsor, and we refer to these warrants as the sponsors’ warrants throughout this prospectus. The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public shareholders in the event we are unable to complete an initial business combination. The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that (i) the sponsors’ warrants are non-redeemable and will be exercisable on a cashless basis at the election of the holder, so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions described in more detail below.

In addition, John Hunt has entered into an agreement with JPMorgan, in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved, or earlier in certain circumstances (the ‘‘Buyback Period’’). This limit order will require Mr. Hunt to purchase any of our ordinary shares offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such proxy statement or any subsequently filed annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $6.0 million in total. The purchase of such shares will be made by JPMorgan or another broker dealer mutually agreed upon by JPMorgan and Mr. Hunt. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law including Regulation M, which may prohibit purchases under certain circumstances. Mr. Hunt may vote these shares in any way he chooses at the shareholders meeting to approve our initial business combination. As a result, Mr. Hunt may be able to influence the outcome of our initial business combination. However, Mr. Hunt will not be permitted to exercise shareholder redemption rights in the event he votes against an initial business combination that is approved; provided that Mr. Hunt will participate in any liquidation distributions with respect to any ordinary shares purchased by him following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, Mr. Hunt will agree that he will not sell or transfer any ordinary shares purchased by him pursuant to this agreement until 180 days after we have completed an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘NLX.U‘‘ on or promptly after the date of this prospectus. We intend to have the ordinary shares and warrants begin separate trading on the 35th day after the date of this prospectus unless JPMorgan informs us of the underwriters’ decision to allow earlier separate trading. We have applied to have the ordinary shares and warrants traded on the American Stock Exchange under the symbols ‘‘NLX’’ and ‘‘NLX.WS,’’ respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

	Per Unit	Total Proceeds
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$0.70	$10,500,000
Proceeds to us (before expenses)	$9.30	$139,500,000
(1)	Includes $0.35 per unit or $5.25 million in the aggregate (approximately $6.0 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about        , 2008. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, approximately $9.81 per unit, or approximately $147.1 million in the aggregate (approximately $9.79 per unit, or approximately $168.8 million in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account, at JPMorgan Chase Bank, with American Stock Transfer & Trust Company, as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination or our liquidation (which may not occur until 24 months from the date of this prospectus) as described in this prospectus.

Investing in our securities involves a high degree of risk. See ‘‘Risk factors’’ beginning on page 27 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

JPMorgan

Lazard Capital Markets

            , 2008

i

Prospectus summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to Overture Acquisition Corp. References in this prospectus to ‘‘public shareholders’’ refer to those persons that purchase the securities offered by this prospectus and any of our initial shareholders (as defined below) who purchase these securities either in this offering or afterwards (including pursuant to the limit order referenced below), provided that our initial shareholders’ status as ‘‘public shareholders’’ shall only exist with respect to those securities so purchased. References in this prospectus to our ‘‘management team’’ refer to our officers and directors. Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company formed under the laws of the Cayman Islands as an exempted company with limited liability on September 25, 2007. We were formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as the initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our efforts in identifying a prospective target business will not be limited to a particular industry or geography, although we initially intend to leverage the respective industry knowledge, operating experience and relationships of our officers, directors and special advisors in a range of luxury and lifestyle sectors. We will seek to capitalize on the unique combination of operating, private investing and transactional experience of our officers, directors and special advisors.

John Hunt, a sponsor, our chairman, chief executive officer, and secretary, has an extensive background in marketing and operations as well as a successful track record of founding and investing in private companies. Since 1994 Mr. Hunt founded or co-founded six companies, including Oriel LLC, a wine company he currently oversees, Amanyaratm, a resort in the Turks & Caicos Islands, The Seattle Coffee Company, a chain of espresso bars in England ultimately acquired by Starbucks, Syzygy AG, an internet professional services firm listed on the Frankfurt stock exchange, and Obongo Inc., a payment processing technology firm that was acquired by AOL TimeWarner. Mr. Hunt also co-founded and helped develop iGabriel, an investment club, which later merged with PiCapital to form one of the UK’s leading private investor networks, and First Tuesday, a financial networking forum that was subsequently acquired by an Israeli investment bank. Mr. Hunt began his career in marketing. From 1987 to 1992 he held positions of increasing responsibility at Procter & Gamble, ultimately becoming the European Brand Manager responsible for integrating the acquisition of the Max Factor® brand across Europe. From 1992 to 1994, Mr. Hunt was Head of Marketing at Kraft Jacobs Suchard (a division of Philip Morris) for the Middle East & Africa during which time he significantly expanded that firm’s presence, product portfolio and market share in the region.

Marc Blazer, a sponsor and a director and our president and treasurer, brings over 13 years of capital markets, financial services and management experience. Most recently, Mr. Blazer was Global Head of Investment Banking at Cantor Fitzgerald & Co (‘‘Cantor Fitzgerald’’). Under

Mr. Blazer’s leadership, Cantor Fitzgerald raised over $7.7 billion in 90 transactions for corporate issuers between 2000 and 2007. In 2006 he was named one of Investment Dealer’s Digest’s ‘‘Top 40 under 40’’ bankers in the United States. While at Cantor Fitzgerald, Mr. Blazer served on the advisory board of Enertech Capital III, a venture capital fund. Prior to joining Cantor Fitzgerald, Mr. Blazer spent six years at ChaseMellon Financial Group LLC (now Mellon Investor Services), a joint-venture between Chase Manhattan Corporation and Mellon Financial. In this capacity he advised over 30 companies on governance and shareholder related issues including accessing the capital markets, investor relations, and proxy solicitation matters and structural defenses.

Lawton Fitt, a sponsor and a director, has 25 years of investment banking and asset management experience. Ms. Fitt worked at Goldman, Sachs & Co. (‘‘Goldman Sachs’’) for 23 years, becoming a partner in 1994. During her career at Goldman Sachs, Ms. Fitt held leadership positions in investment banking, equity capital markets and asset management. She was a senior member of that firm’s High Technology investment banking team in New York and London. Ms. Fitt was responsible for raising in excess of $20 billion for issuer clients in close to 200 transactions over the course of her career. Ms. Fitt retired from Goldman Sachs in 2002, after which she served as Secretary (Chief Executive) of the Royal Academy of Arts in London from 2002 to 2005. She is currently a director of Ciena Corporation, Citizens Communications Company, and Reuters Group PLC and a Senior Advisor to GSC Group, an alternative asset manager.

Paul Pressler, a sponsor and a director, was president and chief executive officer of Gap Inc. from September 2002 to January 2007. A leading specialty retailer, Gap Inc. offers clothing, accessories and personal care products under the Gap®, Banana Republic®, and Old Navy® brand names. Prior to joining Gap Inc., Mr. Pressler spent 15 years with The Walt Disney Company. Most recently, he was chairman of their global theme park and resorts division. Mr. Pressler previously served as President of Disneyland, President of The Disney Stores and Senior Vice President of Disney Licensing. Prior to his time at Disney, he was Vice President of Marketing and Design for Kenner-Parker Toys. Mr. Pressler is a director of Avon Products, Inc. He is a long-time supporter of Big Brothers Big Sisters of America and serves on the organization’s board.

Mark Booth has been a special advisor since October 2007. Mr. Booth has been chief executive officer of NetJets Europe, a wholly owned subsidiary of NetJets Inc., since September 2001, where he oversaw the growth and development of the company. Prior to joining NetJets Europe, Mr. Booth was chief executive officer and managing director of British Sky Broadcasting Limited, the United Kingdom’s major pay television operation, from November 1997 to June 1999. Mr. Booth came to British Sky Broadcasting Limited from Japan Sky Broadcasting Company in Japan where he was the chief operating officer from January 1997 to November 1997. From 1994 to January 1997, Mr. Booth served as the founding chief executive officer of Foxtel, a joint venture between News Corporation and Telstra Corporation Limited. Prior to joining Foxtel, Mr. Booth was president of UIH (now United Global Communications) Programming, Inc. and managing director and chief executive of Maxwell Entertainment, a subsidiary of Maxwell Communications Corporation. Prior to UIH, Mr. Booth was previously the founding chief executive of MTV Europe and was responsible for its launch. In addition, he was part of the original MTV Networks management team in the United States.

Domenico De Sole has been a special advisor since December 2007. Mr. De Sole is chairman of Tom Ford International, a global luxury menswear brand. Mr. De Sole was President and Chief Executive Officer of Gucci Group N.V. from 1995 until 2004, and presided over the acquisition of luxury brands including Yves Saint Laurent®, Sergio Rossi®, Stella McCartney® and Balenciaga® and Gucci Group’s listing on the New York and Amsterdam stock exchanges. In 2001, Mr. De Sole was honored with the ‘‘Special Achievement Award in Fashion and Industry’’ by the National Italian American Foundation. Mr. De Sole is also a director of Newell Rubbermaid, Telecom Italia S.p.A., Gap, Inc. and Ermenegildo Zegna. Prior to his career in industry, Mr. De Sole was a partner at the law firm of Patton, Boggs & Blow LLP. He holds a J.D. from the University of Rome and an LLM from Harvard University School of Law.

While we may seek to acquire more than one business or asset, which we refer to as our target business or target businesses, our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million, or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full). The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We expect John Hunt and Marc Blazer to spend the majority of their time devoted to us, although each may have additional commitments from time to time. We expect the non-management directors and our special advisors to spend a minority of their time devoted to us. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

We will enter into a business opportunity right of first review agreement with John Hunt, our chief executive officer and secretary and chairman, and Marc Blazer, a director and our president and treasurer, that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Messrs. Hunt and Blazer, and companies or other entities which they manage or control with an enterprise value of $120 million or more. Messrs. Hunt and Blazer will, and will cause such companies or entities under their management or control to, first offer any such business opportunity to us (subject to any fiduciary obligations they may have) and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity.

If we are unable to consummate an initial business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public shareholders in an amount we expect to be approximately $9.81 per ordinary share held by them (or approximately $9.79 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the balance in the trust account (exclusive of deferred underwriting discounts and commissions of approximately $5.3 million or $6.0 million if the underwriters’ over-allotment option is not exercised in full). In order to consummate such an initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. There are no limitations on our ability to incur debt or issue securities in order to consummate an initial business combination. If we issue equity securities in order to consummate an initial business combination, our public shareholders could end up owning a minority of the combined company, (and depending on the structure of the initial business combination, an ultimate parent company that may be formed) as there is no requirement that our public shareholders own a percentage of the company after our initial business combination. Since we have no specific initial business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Private placements and future purchases of ordinary shares

On September 28, 2007, we issued 4,312,500 ordinary shares to Marc Blazer, John Hunt, Lawton Fitt, Paul Pressler and Mark Booth whom we refer to as initial shareholders for $25,000 in cash, at a purchase price of approximately $0.006 per share. This includes an aggregate of up to 562,500 ordinary shares held by our initial shareholders (as defined below) which may be redeemed by the Company to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). We refer to these outstanding ordinary shares as the founders’ shares throughout this prospectus and any holders of the founders’ shares as the initial shareholders. Subsequently, Marc Blazer transferred for no consideration 86,250 of his ordinary shares to the Marc Blazer 2007 GRAT and John Hunt and Marc Blazer transferred for $0.006 per share an aggregate of 557,812 shares to the other directors and a special advisor. In December 2007, Mr. De Sole purchased an aggregate of 21,563 ordinary shares from our executive officers for $0.006 per share. Each of the initial shareholders have agreed to (i) waive any right to receive a liquidation distribution with respect to the founders’ shares in the event we fail to consummate an initial business combination and (ii) vote the founders’ shares in accordance with the majority of the ordinary shares voted by our public shareholders in connection with the vote on any initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence. The founders’ shares are subject to certain transfer restrictions described in more detail below.

The initial shareholders have agreed not to sell or otherwise transfer any of the founders’ shares until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the ordinary shares voted by our public shareholders in connection with our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the ordinary shares subject to redemption, agree to redeem such ordinary shares to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the founders’ shares are subject to such transfer restrictions they will be held in an escrow account maintained by Mellon Investor Services LLC.

John Hunt, Lawton Fitt, Paul Pressler and Marc Blazer have agreed to purchase an aggregate of 3,180,000 warrants at a price of $1.00 per warrant ($3.18 million in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering. The $3.18 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $3.18 million will be part of the liquidating distribution to our public shareholders, and the sponsors’ warrants will expire worthless.

The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that (i) the sponsors’ warrants are non-redeemable and will be exercisable on a cashless basis at the election of the holder, so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions described in more detail below. The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Mellon Investor Services LLC.

In addition, John Hunt has entered into an agreement with JPMorgan, in accordance with the guidelines of Rule 10b5-1 of the Exchange Act pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved, or earlier in certain circumstances, which we refer to as the Buyback Period. This limit order will require Mr. Hunt to purchase any of our ordinary shares offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such proxy statement, or any subsequently filed annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $6.0 million in total. The purchase of such shares will be made by JPMorgan or another broker dealer mutually agreed upon by JPMorgan and Mr. Hunt. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law including Regulation M, which may prohibit purchases under certain circumstances. The sponsor may vote these shares in any way he chooses at the shareholders meeting to approve our initial business combination. As a result, Mr. Hunt may be able to influence the outcome of our initial business combination. However, Mr. Hunt will not be permitted to exercise shareholder redemption rights in the event he votes against an initial business combination that is approved; provided that Mr. Hunt will participate in any liquidation distributions with respect to any ordinary shares purchased by him following consummation of the offering, including shares purchased pursuant to such limit order, in the event we fail to complete an initial business combination. In addition, Mr. Hunt will agree that he will not sell or transfer any ordinary shares purchased by him pursuant to this agreement until 180 days after we have completed an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

If the underwriters determine the size of this offering should be increased it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of this offering, the per-share shareholder redemption or liquidation price could decrease by as much as $0.03 (assuming no additional purchase of sponsors’ warrants and no increase in the per unit amount of the underwriting discounts and commissions being deferred and placed in the trust account).

Our executive offices are located at M&C Corporate Services Limited, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, and our telephone number is (646) 736-1376.

The offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors’’ beginning on page 27 of this prospectus.

Securities offered:	15,000,000 units, each unit consisting of:

•	one ordinary share, par value $0.0001 per share; and

•	one warrant.

Trading commencement and separation of ordinary shares and warrants:	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will trade separately on the 35th day after the date of this prospectus unless JPMorgan informs us of the underwriters’ decision that an earlier date is acceptable. In no event will the underwriters allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet promptly upon the consummation of this offering, which filing is anticipated to take place four business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised at the time of the offering. If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Units:

Number outstanding before this offering:	—

Number outstanding after this offering:	15,000,000 units

Ordinary shares:

Number outstanding before this offering:	4,312,500 ordinary shares(1)

Number to be outstanding after this offering:	18,750,000 ordinary shares(2)

Warrants:

Number outstanding before this offering:	—

Number of sponsors’ warrants to be sold privately immediately prior consummation of this offering:	3,180,000 warrants

Number to be outstanding after this offering and the private placement of the sponsors’ warrants:	18,180,000 warrants

Exercisability:	Each warrant is exercisable to purchase one ordinary share.

Exercise price:	$7.50 per share

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of our initial business combination; or

•	fifteen months from the date of this prospectus.

provided in each case that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants.

(1)	This number includes an aggregate of 562,500 ordinary shares that are subject to redemption to the extent that the over-allotment is not exercised in full by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 ordinary shares held by our initial shareholders have been redeemed by the Company.

We have agreed to use our best efforts to have an effective registration statement covering ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.

Upon the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	Once the warrants become exercisable and there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants available and current throughout the 30-day redemption period defined below, we may redeem the outstanding warrants (except as described below with respect to the sponsors’ warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the ‘‘30-day redemption period’’); and

•	if, and only if, the last sale price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We may not redeem the sponsors’ warrants so long as they are held by the sponsors or their permitted transferees.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis,’’ though the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to:

•	provide warrant holders with adequate notice of redemption;

•	permit redemption only after the then-prevailing ordinary share price is substantially above the warrant exercise price; and

•	ensure a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will not fall below the $14.25 trigger price or the $7.50 warrant exercise price after the redemption notice is issued.

Founders’ shares:	In transactions occurring in September of 2007, Marc Blazer and John Hunt purchased 4,312,500 ordinary shares for an aggregate purchase price of $25,000. This includes an aggregate of 562,500 ordinary shares held by our initial shareholders which may be redeemed by the Company to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). In October of 2007, Mr. Blazer transferred 86,250 ordinary shares to the Marc Blazer 2007 GRAT and Messrs. Hunt and Blazer assigned an aggregate of 557,812 ordinary shares to the other directors and a special advisor. In December 2007, Mr. De Sole purchased an aggregate of 21,563 ordinary shares from our executive officers for $0.006 per share.The founders’ shares are identical to the ordinary shares included in the units being sold in this offering, except that:

•	the founders’ shares are subject to the transfer restrictions described below;

•	the initial shareholders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders in connection with the vote required to approve our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination and, as a result, will not be able to exercise shareholder redemption rights (as described below) with respect to the founders’ shares; and

•	the initial shareholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.

The initial shareholders have agreed not to sell or otherwise transfer any of the founders’ shares until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property other than to permitted transferees. Permitted transferees means a person or entity that receives securities pursuant to a transfer (i) to our officers or directors or any affiliates or family members of any of our officers or directors, (ii) in the case of an initial shareholder or sponsor, by gift to a member of the initial shareholders’ or sponsors’ immediate family or a trust, the beneficiary of which is a member of the initial shareholders’ or sponsors’ immediate family, an affiliate of the initial shareholder or sponsor or to a charitable organization, (iii) in the case of an initial shareholder or sponsor, by virtue of the laws or descent and distribution upon death of the initial shareholder or sponsor, or (iv) in the case of an initial shareholder or sponsor pursuant to a qualified domestic relations order, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and to vote in accordance with the majority of the ordinary shares voted by our public shareholders in connection with our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the ordinary shares subject to redemption, agree to redeem such ordinary shares to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the founders’ shares are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

In addition, the initial shareholders are entitled to registration rights with respect to the founders’ shares under an agreement to be signed on or before the date of this prospectus.

John Hunt will enter into an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved, or earlier in certain circumstances. This limit order will require Mr. Hunt to purchase any of our ordinary shares offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such proxy statement or any subsequently filed annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $6.0 million in total. The purchase of such shares will be made by JPMorgan or another broker dealer mutually agreed upon by JPMorgan and Mr. Hunt. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law including Regulation M, which may prohibit purchases under certain circumstances. Mr. Hunt may vote these shares in any way he chooses at the shareholders meeting to approve our initial business combination. As a result, Mr. Hunt may be able to influence the outcome of our initial business combination. However, Mr. Hunt will not be permitted to exercise shareholder redemption rights in the event he votes against an initial business combination that is approved; provided that Mr. Hunt will participate in any liquidation distributions with respect to any ordinary shares purchased by him following consummation of the offering, including shares purchased pursuant to such limit order, in the event we fail to complete an initial business combination. In addition, Mr. Hunt will agree that he will not sell or transfer any ordinary shares purchased by him pursuant to this agreement until 180 days after we have completed an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. In addition, Mr. Hunt will be entitled to registration rights with respect to the shares purchased in accordance with Rule 10b5-1 under the Exchange Act during the Buyback Period under an agreement to be signed on or before the date of this prospectus.

Registration rights:	Concurrently with the issuance and sale of securities in this offering, we will enter into a registration rights agreement with our initial shareholders and sponsors with respect to our securities held by them from time to time. The registration rights agreement will provide that, in certain instances, these holders may require us to register any of our securities held by them on a registration statement filed under the Securities Act, provided that such registration statement can not become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with filing any such registration statement.

Sponsors’ warrants purchased through private placement:	John Hunt, Lawton Fitt, Paul Pressler and Marc Blazer have entered into agreements with us to invest $3.18 million in us in the form of sponsors’ warrants to purchase 3,180,000 ordinary shares at a price of $1.00 per warrant. The sponsors are obligated to purchase the sponsors’ warrants from us immediately prior to the consummation of this offering. The sponsors’ warrants will be purchased separately and not in combination with ordinary shares or in the form of units.

The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $3.18 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public shareholders and the sponsors’ warrants will expire worthless.

The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors’ warrants:

•	are subject to the transfer restrictions described below;

•	are non-redeemable and may be exercised on a cashless basis at the election of the holder, so long as they are held by any of the sponsors or their permitted transferees; and

•	will not be exercisable while they are subject to the transfer restrictions described below.

The holders of the warrants included in the units purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the ordinary shares issuable pursuant to the sponsors’ warrants will not be issued pursuant to a registration statement so long as they are held by our sponsors and their permitted transferees, the warrant agreement provides that the sponsors’ warrants may not be exercised unless a registration statement relating to the ordinary shares issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

In addition, the sponsors are entitled to registration rights with respect to the sponsors’ warrants under an agreement to be signed on or before the date of this prospectus.

Right of first review:	We will enter into a business opportunity right of first review agreement with John Hunt, our chairman, chief executive officer and secretary, and Marc Blazer, a director and our president and treasurer, that provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Messrs. Hunt and Blazer, and companies or other entities which they manage or control with an enterprise value of $120 million or more. Messrs. Hunt and Blazer will, and will cause such companies or entities under their management or control to, first offer any such business opportunity to us (subject to any fiduciary obligations they may have)

and they will not, and will cause each other company or entity under their management or control not to, pursue such business opportunity unless and until a majority of our disinterested directors have determined for any reason that we will not pursue such opportunity. Based upon our understanding of the existing fiduciary obligations of Messrs. Hunt and Blazer and the types of target businesses we will be focusing on, we don’t believe these fiduciary obligations will materially impact the right of first review agreement. Other than Messrs. Hunt and Blazer, none of our directors have entered into similar agreements.

Conflicts of interest:	For a description of potential conflicts of interest see ‘‘Risk factors’’ and ‘‘Management — Conflicts of interest.’’

Proposed American Stock Exchange symbols for our:

Units:	‘‘NLX.U’’

Ordinary shares:	‘‘NLX’’

Warrants:	‘‘NLX.WS’’

Proceeds of offering and private placement of sponsors’ warrants to be held in trust account and amounts payable prior to trust account distribution or liquidation:	Approximately $147.1 million, or approximately $9.81 per unit (approximately $168.8 million, or approximately $9.79 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors’ warrants will be placed in a trust account at JPMorgan Chase Bank with American Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $5.25 million in deferred underwriting discounts and commissions (or approximately $6.0 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsors’ warrants and the deferred underwriting discounts and commissions is a benefit to our shareholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of completion of our initial business combination or our liquidation. Unless and until an initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering, and the investigation, selection and negotiation of an agreement with one or more target businesses, except there can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest or franchise tax obligations and (ii) interest income earned of up to $2.85 million on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such $2.85 million of interest income (which provision we refer to as the tax holdback). With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).

Limited payments to insiders:	There will be no fees, reimbursements or other cash payments paid to our initial shareholders, sponsors, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than:

•	Repayment of two non-interest bearing loans totaling $175,000 made to us by John Hunt and Marc Blazer to cover offering expenses; and

•	Reimbursement for any expenses incident to this offering and expenses incident to identifying, investigating and consummating an initial business combination with one or more target businesses, none of which have been incurred to date. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.85 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Our audit committee will review and approve all reimbursements made to our initial shareholders, sponsors, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

All amounts held in the trust account that are not redeemed for cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:	All amounts held in the trust account that are not used for shareholder redemption (as described below) or previously released to us as interest income to pay taxes on interest or to fund working capital will be released to us upon closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating an initial business combination that are described below. We will use these funds to pay amounts due to any public shareholders who exercise their shareholder redemption rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $5.25 million (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the target business or businesses. If the initial business combination is paid for using shares or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including but not limited to maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Memorandum and articles of association:	As discussed below, there will be specific provisions in our amended and restated memorandum and articles of association that may only be amended by a consent of 66.66% of the issued and outstanding ordinary shares voted at a meeting in which the holders of 100% of the issued and outstanding ordinary shares must be present in order to constitute a quorum, including our requirements to seek shareholder approval of such an initial business combination and to allow our shareholders to have shareholder redemption rights if they do not approve of such an initial business combination. We view these provisions as obligations to our shareholders and will not take any action to amend or waive these provisions.

Our amended and restated memorandum and articles of association will also provide that if after 24 months from the consummation of this offering we have not consummated an initial business combination, we will go through voluntary liquidation. This has the same effect as if our shareholders had formally voted to approve our voluntary winding up under the Companies Law (Revision 2007) of the Cayman Islands, referred to in this prospectus as the ‘‘Companies Law.’’ As a result, no vote would be required from our shareholders to commence such a voluntary winding up. We view this provision placing the company into liquidation by , 2010 as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.

Shareholders must approve initial business combination:	We will seek shareholder approval before effecting our initial business combination, even if the initial business combination would not ordinarily require shareholder approval under applicable law.

In connection with the shareholder vote required to approve our initial business combination, the initial shareholders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and for the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination. This voting arrangement shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial shareholders, sponsors, officers or directors or any ordinary shares purchased by John Hunt under an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Exchange Act described above. Accordingly, he may vote these shares in connection with a shareholder vote on a proposed initial business combination any way he chooses. As discussed below, however, he will waive any shareholder redemption rights in the event he votes against an initial business combination and the initial business combination is approved.

Conditions to consummating our initial business combination:	We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, initial shareholders or sponsors or any entity that has received a material financial investment from our initial shareholders or sponsors or any entity affiliated with our officers, directors, initial shareholders or sponsors.

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million, or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination. We have not taken any steps to obtain such financing and there is no assurance we would be able to obtain such financing. If we issue securities in order to consummate our initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against the initial business combination and exercise their shareholder redemption rights described below. We will not increase or decrease the shareholder redemption threshold prior to the consummation of an initial business combination. It is important to note that voting against our initial business combination alone will not result in shareholder redemption of your shares into a pro rata share of the trust account, which only occurs when you exercise the shareholder redemption rights described below.

Shareholder redemption rights for shareholders voting to reject our initial business combination:	Public shareholders voting against our initial business combination will be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $2.85 million on the trust account balance previously released to us to fund our working capital requirements, if our initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination will not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. Such public shareholders would only be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount on deposit in the trust account in the event that such shareholders elect to vote against a subsequent business combination which is approved by shareholders and completed, or in connection with our liquidation. The initial shareholders, sponsors and our officers and directors will not be able to exercise shareholder redemption rights with respect to any of our shares that they may acquire prior to, in or after this offering including pursuant to the limit orders discussed above, under any circumstances.

Public shareholders who redeem their ordinary shares into a pro rata share of the trust account will be paid their shareholder redemption price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share shareholder redemption price is approximately $9.81 per share (or approximately $9.79 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount may be less than the $10.00 per unit price in this offering and may be lower than the market price of the ordinary shares on the date of shareholder redemption, there may be a disincentive on the part of public shareholders to exercise their shareholder redemption rights. Because redeeming shareholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation promptly after completion of our initial business combination, the non-redeeming shareholders will bear the financial effect of such payments to both the redeeming shareholders and the underwriters.

We may require public shareholders to tender their certificates to our transfer agent prior to the shareholder meeting or to deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. See ‘‘Risk factors — We may require shareholders who wish to redeem their shares to comply with specific requirements for shareholder redemption that may make it more difficult for them to exercise their shareholder redemption rights prior to the deadline for exercising shareholder redemption rights.’’ The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. These procedures are necessary to ensure that a redeeming shareholder’s election to redeem is irrevocable once the initial business combination is approved and to allow us to know the amount of the proceeds we will be able to use to consummate the initial business combination. In the event that 30% or more elect to redeem their ordinary shares in connection with a vote to approve our initial business combination, the initial business combination will not proceed and we will promptly instruct the transfer agent to return the shares electronically or physically as the case may be. Traditionally, a holder could simply vote against a business combination and check a box on the proxy card indicating such holder was seeking to exercise their shareholder redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an ‘‘option window’’ after the consummation of the business combination during which the shareholder could monitor the price of the shares in the market, and could sell his shares in the open market before delivering his shares to the company for cancellation in consideration for the shareholder redemption price.

There will be no shareholder redemption rights with respect to any ordinary shares held by the initial shareholders and sponsors.

Liquidation if no initial business combination:	As described above, if we have not consummated an initial business combination by 24 months from the consummation of this offering, it will trigger our automatic liquidation pursuant to the terms of our amended and restated memorandum and articles of association. At such time, we anticipate that the liquidator described below will instruct the trustee to distribute to only our public shareholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets (subject to our provision for creditors (including taxes and liquidation costs), if any).

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.81, plus interest then held in the trust account for the reasons described below.

As described above, if we have not consummated an initial business combination by 24 months from the consummation of this offering, our liquidation will occur. We will go through a voluntary liquidation procedure under the Companies Law. The liquidator will give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he considers appropriate. As a result, the proceeds of the trust account will not be distributed until at least 21 days after the expiration of the 24 months we have to complete our initial business combination. Pursuant to our amended and restated memorandum of articles of association our audit committee has been appointed the liquidator for the company.

Although we will seek to have all third parties (including any vendors (which means entities that provide goods or services to us) (other than our independent accountants) or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. John Hunt and Marc Blazer have agreed that they will be personally liable, by means of a direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Messrs. Hunt and Blazer specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from Messrs. Hunt and Blazer as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations to us, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, in the event Messrs. Hunt and Blazer have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations.

We anticipate that the liquidator will instruct the trustee to distribute to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors, including taxes and liquidation costs) shortly following expiration of the 21-day period. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to the founders’ shares. The costs of liquidation will be met from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Hunt and Blazer have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds from this offering and the sale of the sponsors’ warrants not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.81 (or approximately $9.79 per share if the underwriters’ over-allotment option is exercised in full), or $0.19 less than the per-unit offering price of $10.00 (or $0.21 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. Additionally, if we are forced to declare insolvency or a petition to wind up the Company is filed against us which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $9.81 per share.

Escrow of founders’ shares and sponsors’ warrants:	On or prior to the date of this prospectus, our initial shareholders and sponsors will place the founders’ shares and sponsors’ warrants into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent until termination of the transfer restrictions applicable to such securities discussed above.

Audit committee to monitor compliance:	Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:	We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We intend to utilize the proceeds of this offering and the private placement of the sponsors’ warrants, our share capital, debt or a combination of these as the consideration to be paid in an initial business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more target businesses. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk factors’’ beginning on page 27 of this prospectus.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	Actual
October 3, 2007	(unaudited)	As adjusted
Balance sheet data:
Working capital (deficiency)	$(49,500)	$141,900,500
Total assets	250,000	141,900,500
Total liabilities	229,500	—
Value of ordinary shares that may be redeemed for cash	—	44,123,990
Shareholders’ equity	$20,500	$97,776,510

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $3.18 million from the sale of the sponsors’ warrants and the payment of the estimated remaining expenses of this offering. The ‘‘as adjusted’’ working capital and ‘‘as adjusted’’ total assets is net of $5.25 million being held in the trust account (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The ‘‘as adjusted’’ working capital and total assets amounts include approximately $141.9 million (which is net of deferred underwriting discounts and commissions of approximately $5.25 million) to be held in the trust account, which will be distributed to us on completion of our initial business combination. We will use the initial trust amount of $147.1 million (or $168.8 million if the underwriters’ over-allotment option is exercised in full) to pay amounts owed to (i) any public shareholders who exercise their shareholder redemption rights and (ii) the underwriters in the amount of $5.25 million (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions if an initial business combination is consummated. All such proceeds will be distributed to us from the trust account only upon the consummation of an initial business combination within 24 months from the date of this prospectus. If an initial business combination is not so consummated, the proceeds held in the trust account, including the deferred underwriting discounts and commissions and all interest thereon, net of income taxes on such interest and interest income of up to $2.85 million on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public shareholders as part of our liquidation (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not consummate an initial business combination if public shareholders owning 30% or more of the shares sold in this offering vote against the initial business combination and exercise their shareholder redemption rights. Accordingly, we may effect an initial business combination if public shareholders owning up to 30% of the shares (minus one share) sold in this offering vote against the initial business combination and exercise their shareholder redemption rights. If this occurs, we would be required to redeem for cash up to approximately 4,499,999 ordinary shares (or 5,174,999 ordinary shares if the underwriters exercise their over-allotment option in full) at an initial per-share shareholder redemption price of approximately $9.81 for approximately $44,123,990 in the aggregate (or approximately $9.79 per share for approximately $50,637,740 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share shareholder redemption price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income on the trust account balance released to us as described above, as of two business days prior to the proposed consummation of the initial business combination,

•	divided by the number of ordinary shares sold in this offering.

Risk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete an initial business combination. If we expend all of the $50,000 in proceeds from this offering not held in trust and interest income earned of up to $2.85 million (net of income taxes on such interest) on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such a combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a ‘‘going concern.’’

As of October 3, 2007, we had $180,000 in cash and a working capital deficiency of $(49,500). Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations.’’ We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated memorandum and articles of association, we will have 24 months in which to complete an initial business combination. If we fail to consummate an initial business combination within the required time frame, our corporate existence will, in accordance with our amended and restated memorandum and articles of association, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in the Business Combination Articles in our amended and restated memorandum and articles of association and may not be amended except by approval of 66.66% of the issued and outstanding ordinary shares voting at a meeting in which the holders of 100% of the issued and outstanding ordinary shares must be present in order to constitute a quorum. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before an initial business combination and distribute the trust account, our public shareholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete an initial business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of an initial business combination.

If we are unable to consummate an initial business combination, our public shareholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete an initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate an initial business combination prior thereto and only then in cases where investors have sought shareholder redemption of their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete an initial business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see ‘‘Proposed Business — Comparison of this offering to those of blank check companies subject to rule 419.’’

Because there are numerous companies with a business plan similar to ours seeking to effectuate an initial business combination, it may be more difficult for us to do so.

Since January 2005, based upon publicly available industry information, approximately 122 similarly structured blank check companies have completed initial public offerings in the United States or have filed registration statements with the SEC seeking to go public. Of these companies, 29 companies have consummated an initial business combination, while 24 companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such initial business combination, and five companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their shareholders. Accordingly, based on publicly available industry information there are approximately 64 blank check companies with more than $9.5 billion in trust, and 41 blank check companies currently in the registration process with the SEC with $7.5 billion proposed to be put in trust, that are seeking to carry out a business plan similar to our business plan. Furthermore, there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of an initial business combination. While some of those companies must complete an initial business combination in specific industries, a number of them may consummate an initial business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate an initial business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete an initial business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may require shareholders who wish to redeem their shares to comply with specific requirements for shareholder redemption that may make it more difficult for them to exercise their shareholder redemption rights prior to the deadline for exercising shareholder redemption rights.

We may require public shareholders who wish to redeem their shares to tender their certificates to our transfer agent prior to the shareholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem may be unable to obtain physical certificates by the deadline for exercising their shareholder redemption rights and thus will be unable to redeem their shares.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to liquidate. Our initial shareholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than approximately $9.81 per share (or $9.79 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors (other than our independent accountants) we engage and prospective target businesses with which we negotiate, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders and, as a result, the per-share liquidation price could be less than $9.81 (or less than $9.79 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. If we liquidate before the completion of an initial business combination and distribute the proceeds held in trust to our public shareholders, John Hunt and Marc Blazer have agreed that they will be personally liable, by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Messrs. Hunt and Blazer specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from Messrs. Hunt and Blazer, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. The measures described above are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against the trust. Because we will seek to have all vendors (other than our independent accountants) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Messrs. Hunt and Blazer having any such obligations is minimal. Based upon representations from Messrs. Hunt and Blazer as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations to us, we believe they will be able to satisfy any indemnification obligations that may arise. However, in the event Messrs. Hunt and Blazer have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.81 (or less than $9.79 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to declare insolvency or a petition to wind up the Company is filed against us which is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $9.81 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provides that if after 24 months from the consummation of this offering we have not consummated an initial business combination we will go through a voluntary liquidation procedure under the Companies Law. The liquidator will give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking any other steps he considers appropriate after which the assets of the company would be distributed. As soon as the affairs of the company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing, the company will be dissolved. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible after the end of the 21 days’ notice period referenced above and our directors and officers have agreed to take any such action necessary to liquidate the trust account as soon as reasonably practicable if we do not complete an initial business combination within 24 months after the consummation of this offering. Pursuant to our amended and restated memorandum and articles of association, failure to consummate an initial business combination within 24 months from the consummation of this offering will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are forced to declare insolvency or a petition to wind up the Company is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a preferential payment or a fraudulent transfer. As a result, a Cayman Islands court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders as described above, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public shareholders will be exercisable and we will not be obligated to issue ordinary shares unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to the ordinary shares. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering ordinary shares issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current, the warrants held by public shareholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the ordinary shares issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our shareholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public shareholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed initial business combination.

We may issue shares of our share capital or debt securities to complete an initial business combination. Issuance of our share capital would reduce the equity interest of our shareholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated memorandum and articles of association, which will be in effect at the time of consummation of this offering, will authorize the issuance of up to 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering and the purchase of the sponsors’ warrants (assuming no exercise of the underwriters’ over-allotment option and the redemption by the Company of 562,500 ordinary shares held by our initial shareholders), there will be 63,070,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the sponsors’ warrants) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete an initial business combination. The issuance of additional ordinary shares or any number of our preferred shares:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•	may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the initial business combination for any number of reasons including those beyond our control such as that holders of 30% or more of the shares sold in this offering vote against the initial business combination and opt to have us redeem their shares for a pro rata share of the trust account even if a majority of our shareholders approve the initial business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect an initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following an initial business combination.

Our ability to successfully effect an initial business combination is dependent upon the efforts of our key personnel, including John Hunt, Marc Blazer, Lawton Fitt and Paul Pressler. We believe that our success depends on the continued service of Messrs. Hunt, Blazer and Pressler and Ms. Fitt, at least until we have consummated an initial business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, Messrs. Hunt, Blazer and Pressler and Ms. Fitt are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential initial business combinations and monitoring the related due diligence. Neither Mr. Pressler nor Ms. Fitt is obligated to present to us any potential initial business combination. We do not have employment agreements with, or key-man insurance on the lives of, any of these individuals. The unexpected loss of the services of any of these individuals could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following an initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public shareholders’ best interest.

Unless we consummate our initial business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2.85 million that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers and certain directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor. In addition, our directors have no obligation under Cayman law to present business opportunities to the Company. See ‘‘Management — Conflicts of interest.’’

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. As of the date of this prospectus, John Hunt, our chairman, chief executive officer and secretary is affiliated with Oriel LLC, Inc. and Amanyara a resort in Turks and Caicos. See ‘‘Management — Conflicts of interest’’. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe contractual or other fiduciary duties. Accordingly, they may have fiduciary obligations and other conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

We will enter into a business opportunity right of first review agreement with John Hunt and Marc Blazer, which provides that we will have a right of first review with respect to business combination opportunities of Messrs. Hunt and Blazer, and companies or other entities which they manage or control with an enterprise value of $120 million or more. Other than Messrs. Hunt and Blazer, our directors have not entered into a similar right of first review agreement. See ‘‘Management — Conflicts of interest.’’

Certain of our directors and entities affiliated with certain of our directors and executive officers, own ordinary shares issued prior to the offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

Certain of our directors and entities affiliated with certain of our directors and executive officers, own ordinary shares that were issued prior to this offering in consideration for an aggregate purchase price of $25,000. Additionally, John Hunt, Lawton Fitt, Paul Pressler and Marc Blazer are purchasing 3,180,000 sponsors’ warrants, respectively, each at a purchase price of $1.00 per warrant, upon consummation of this offering. Such purchasers have waived their right to receive distributions with respect to the founders’ shares upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the founders’ shares as well as the sponsors’ warrants will be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing an initial business combination.

Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our ordinary shares are a ‘‘penny stock’’ which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a target business having a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

The ability of our shareholders to exercise their shareholder redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the initial business combination and the initial business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its shareholder redemption rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such shareholder redemption rights, we may either need to reserve part of the trust account for possible payment upon such shareholder redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their shareholder redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours including leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and affecting business combinations directly or through affiliates. Many of these competitors may possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of an initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. Because only 53 of the 122 blank check companies that have gone public in the United States since January 2005 have either consummated an initial business combination or entered into a definitive agreement for an initial business combination and three companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their shareholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate an initial business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate an initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after an initial business combination.

Our initial shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of this offering and the exercise or expiration of the underwriters’ over-allotment option, our initial shareholders (including all of our officers and directors) will collectively own approximately 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our initial shareholders have any current intention to purchase units in this offering. In addition, John Hunt will enter into an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved, or earlier in certain circumstances. Assuming that this limit order is completed in full at a purchase price equal to $9.81 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other ordinary shares are purchased by our officers or directors or entities affiliated with our officers and directors prior to such time, our officers and directors and entities affiliated with our officers and directors will hold approximately 23.26% of our issued and outstanding ordinary shares (assuming no exercise of the over-allotment option) prior to the shareholder vote relating to an initial business combination. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the initial business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of an initial business combination.

Our initial shareholders paid an aggregate of $25,000, or $0.007 per share for the founders’ shares, (assuming no exercise of the underwriters’ over-allotment option and the resulting redemption of 562,500 ordinary shares held by the initial shareholders) and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founders’ shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31.4 % or $3.14 per share (the difference between the pro forma net tangible book value per share of $6.86, and the initial offering price of $10.00 per unit).

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ and (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sales price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential ‘‘upside’’ of the holder’s investment in our company.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the ordinary shares equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsors’ warrants will be redeemable by us so long as they are held by the sponsors or their permitted transferees.

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect an initial business combination.

We will be issuing warrants to purchase 15,000,000 ordinary shares (or 17,250,000 ordinary shares if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and the sponsors’ warrants to purchase 3,180,000 ordinary shares (an aggregate of 18,180,000 warrants if the underwriters’ over-allotment option is not exercised and 20,430,000 warrants if the underwriters’ over-allotment option is exercised). To the extent we issue ordinary shares to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the initial business combination. Accordingly, our warrants may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial shareholders or our sponsors or their permitted transferees exercise their registration rights with respect to the founders’ shares or sponsors’ warrants and underlying securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect an initial business combination.

The initial shareholders or their permitted transferees are entitled to demand that we register the resale of the founders’ shares at any time generally commencing nine months after the consummation of our initial business combination. Additionally, John Hunt will be entitled to demand that we register the resale of the ordinary shares he purchases under Rule 10b5-1 during the Buyback Period at any time generally commencing nine months after the consummation of our initial business combination. Additionally, our sponsors or their permitted transferees are entitled to demand that we register the resale of their sponsors’ warrants and underlying ordinary shares at any time after we consummate an initial business combination. We will bear the expenses in connection with the filing of any such registration statements. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 3,750,000 ordinary shares (assuming no exercise of the underwriters’ over-allotment option and the redemption by the Company of 562,500 ordinary shares held by our initial shareholders) and 3,180,000 warrants (as well as 3,180,000 ordinary shares underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into an initial business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our ordinary shares.

The determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and, following an initial business combination, substantially all of our assets may be located outside the United States, although our trust fund will be located in the United States and be governed by laws of the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors or executive officers, or enforce judgments obtained in the United States courts against us or our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a court in the Cayman Islands or in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is doubtful the courts of the Cayman Islands will, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 which invests solely in government securities. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain other burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

If you acquire more than 10% of our ordinary shares, the controlled foreign corporation rules may apply to you.

Each ‘‘United States shareholder’’ of a ‘‘controlled foreign corporation’’ (‘‘CFC’’) who owns ordinary shares in the CFC on the last day of the CFC’s taxable year must generally include in its gross income for United States federal income tax purposes its pro rata share of the CFC’s ‘‘subpart F income,’’ even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly or indirectly through foreign persons, or is considered to own under applicable constructive ownership rules of the Code (including by holding a security convertible into or exchangeable for ordinary shares), 10% or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a ‘‘United States shareholder.’’ In general, we will be treated as a CFC only if such ‘‘United States shareholders’’ collectively own more than 50% of our total combined voting power or total value of our ordinary shares for an uninterrupted period of 30 days or more during the tax year. U.S. persons who might, directly or through attribution, acquire 10% or more of our shares should consult their own tax advisors regarding the possible application of the CFC rules.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our shares.

We may become subject to taxation in the Cayman Islands which would negatively affect our results.

Under current Cayman Islands law, we are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. The Governor-in-Cabinet of Cayman Islands has granted us an exemption from the imposition of any such tax on us for twenty years from October 9, 2007 until October 9, 2027. We cannot be assured that after such date we would not be subject to any such tax. If we were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be significantly and negatively affected. See ‘‘Certain Cayman Islands tax considerations.’’

If we are treated as a ‘‘passive foreign investment company,’’ it could have adverse U.S. federal income tax consequences to U.S. holders.

If we are determined to be a passive foreign investment company, known as a ‘‘PFIC,’’ U.S. persons who hold our ordinary shares or warrants could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities under U.S. tax laws and regulations and may be subject to additional reporting requirements.

In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. If a corporation would otherwise be a PFIC in its start-up year (defined as the first taxable year such corporation earns gross income), it is not treated as a PFIC in that taxable year, provided that: (i) no predecessor corporation was a PFIC; (ii) it is established to the Internal Revenue Service’s satisfaction that the corporation will not be a PFIC in either of the two succeeding taxable years; and (iii) the corporation is not, in fact, a PFIC for either succeeding taxable year. Although the determination of whether we are a PFIC is made on an annual basis, because the special rule for each start-up year depends on facts which will not be known at the end of that year, we likely will not know until a later year whether we are a PFIC.

Certain elections may sometimes be used to reduce the adverse impact of the PFIC rules. These elections may not be available to U.S. holders. If these elections are available, they may result in a current U.S. federal tax liability prior to any distribution or on the disposition of the ordinary shares, and without the assurance of a U.S. holder receiving an equivalent amount of income or gain from a distribution or disposition.

We cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

Cayman Islands anti-money laundering laws might cause us to refuse a redemption payment to shareholders.

We reserve the right to refuse to make any shareholder redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of shareholder redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Cautionary note regarding forward-looking statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete our initial business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for shares;

•	our public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	financial performance following this offering; or

•	any structural, financial or regulatory benefits or advantages of being domiciled in the Cayman Islands.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of proceeds

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants, will be as set forth in the following table:

	Without over-allotment option	With over-allotment option exercised
Offering gross proceeds	$150,000,000	$172,500,000
Proceeds from sale of sponsors’ warrants	3,180,000	3,180,000
Total gross proceeds	153,180,000	175,680,000
Offering expenses(1)
Underwriting discount (7% of offering gross proceeds)	10,500,000	12,075,000
Legal fees	500,000	500,000
Printing expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
Initial Trustee’s Fee	3,500	3,500
SEC registration fee	5,296	5,296
FINRA filing fee	17,750	17,750
American Stock Exchange fees	75,000	75,000
Miscellaneous expenses	48,454	48,454
Total offering expenses	11,300,000	12,875,000
Proceeds after offering expenses	141,880,000	162,805,000
Net offering proceeds held in trust	141,830,000	162,755,000
Deferred underwriting discounts and commissions held in trust	5,250,000	6,037,500
Total held in trust	$147,080,000	$168,792,500
Net offering proceeds not held in trust	50,000	50,000
Working capital-funded from net proceeds not held in trust and interest earned on monies held in trust(2)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$800,000	$800,000
Legal and accounting fees relating to SEC reporting obligations.	200,000	200,000
Working capital to cover miscellaneous expenses(3)	1,900,000	1,900,000
Total	$2,900,000	$2,900,000
(1)	$20,000 of the offering expenses have been paid from the $175,000 advance we received from John Hunt and Marc Blazer described below. This advance will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the underwriters’ over-allotment option is exercised. In addition, $2.85 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements potentially including the items described above. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(3)	The miscellaneous expenses may include deposits or down payments for a proposed initial business combination, director and officer liability insurance premiums, brokers’ retainer fees, consulting fees, finders’ fees and fees payable to American Stock Transfer & Trust Company, for serving as trustee and our transfer agent, rent and administrative expenses, and other expenses not yet identified.

A total of approximately $147.1 million (or approximately $168.8 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including $5.25 million (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at JPMorgan Chase Bank with American Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, or used to pay taxes, the proceeds held in trust will not be released from the trust account until the earlier of the completion of an initial business combination or our liquidation. All amounts held in the trust account that are not redeemed for cash or released to us as interest income, or used to pay taxes, will be released promptly after closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public shareholders voting in favor of the initial business combination and holders of less than 30% of the shares sold in this offering electing to exercise their shareholder redemption rights and subject to such deferred underwriting discounts and commissions having been paid to the underwriters. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria. Upon release of funds from the trust account and after payment of the shareholder redemption price to any public shareholders who exercise their shareholder redemption rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the initial business combination is paid for using shares or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial shareholders, sponsors, officers or directors, or to any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all expense reimbursements made to our initial shareholders, sponsors, officers or directors and their respective affiliates and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in trust as well as the interest income of up to $2.85 million earned on the trust account balance that may be released to us subject to the tax holdback (as described in more detail below) will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $2.85 million of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $2.85 million that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of our officers and directors after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

To the extent that our share capital is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, John Hunt and Marc Blazer advanced to us a total of $175,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, American Stock Exchange fee and accounting and legal fees. These advances are non-interest bearing, unsecured and are due at the earlier of October 1, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust and interest released from the trust.

Capitalization

The following table sets forth our capitalization at October 3, 2007 and as adjusted to give effect to the sale of our units, the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

October 3, 2007	Actual		As adjusted(1)
Notes payable to shareholders(2)	$175,000		$—
Ordinary shares, 0 and 4,499,999 shares of which are subject to possible redemption at redemption value(3)	—		44,123,990
Shareholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—		—
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized; 4,312,500(4) shares issues and outstanding 14,250,001(5) shares issued and outstanding (excluding 4,499,999 shares subject to possible redemption), as adjusted	431	(6)	1,425
Additional paid-in capital	24,569	(6)	97,779,585
Deficit accumulated during the development stage	(4,500)		(4,500)
Total shareholders’ equity	20,500	(6)	97,776,510
Total capitalization	$195,500	(6)	$141,900,500
(1)	Includes the $3.18 million we will receive from the sale of the sponsors’ warrants.
(2)	Notes payable to shareholders are two promissory notes issued in the aggregate amount of $175,000 to John Hunt and Marc Blazer. The notes are non-interest bearing and are payable on the earlier of October 1, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the shareholder redemption rights afforded to our public shareholders may result in the redemption for cash of up to 30% of the aggregate number of shares sold in this offering (minus one share) at a per-share shareholder redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.81 per share (or approximately $9.79 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(4)	Includes 562,500 ordinary shares held by our initial shareholders and subject to redemption by the Company if the underwriters do not exercise the over-allotment option.
(5)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 ordinary shares held by our initial shareholders have been redeemed by the Company.
(6)	Assuming the redemption by the Company of 562,500 ordinary shares held by our initial shareholders if the underwriters do not exercise their over-allotment option, the value of outstanding ordinary shares would be $375, the additional paid-in capital would be $24,625, the total shareholders’ equity would be $20,500 and total capitalization would be $195,500.

Dilution

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsors’ warrants and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsors’ warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At October 3, 2007, our net tangible book value was a deficiency of $(49,500), or approximately $(0.01) per ordinary share. After giving effect to the sale of 15,000,000 ordinary shares included in the units we are offering by this prospectus, the sale of the sponsors’ warrants and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at October 3, 2007 would have been $97,776,510, or $6.86 per share, representing an immediate increase in net tangible book value of $6.87 per share to the initial shareholders and an immediate dilution of $3.14 per share or 31.4% to new investors not exercising their shareholder redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $44,123,990 less than it otherwise would have been because if we effect an initial business combination, the shareholder redemption rights to the public shareholders (but not our initial shareholders) may result in the redemption for cash of up to 30% of the aggregate number of the shares sold in this offering (minus one share) at a per-share redemption price equal to the amount in the trust account (a portion of which is made up of $5.25 million in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor’s warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	6.87
Pro forma net tangible book value after this offering		6.86
Dilution to new investors		$3.14

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares purchased			Total consideration		Average price per share
	Number		Percentage	Amount	Percentage
Initial shareholders	3,750,000	(1)	20.00%	$25,000	0.02%	$0.007
New investors	15,000,000		80.00	150,000,000	99.98	10.00
	18,750,000		100.00%	$150,025,000	100.00%	$8.00

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(49,500)
Net proceeds from this offering and sale of sponsors’ warrants	141,880,000
Offering costs excluded from net tangible book value before this offering	70,000
Less: Proceeds held in trust subject to redemption for cash ($147,080,000 x 30% (minus one share))(2)	(44,123,990)
$97,776,510
Denominator:
Ordinary shares outstanding prior to this offering	3,750,000 (1)
Ordinary shares included in the units offered	15,000,000
Less: Shares subject to redemption (15,000,000 x 30% (minus one share))	(4,499,999)
14,250,001
(1)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 ordinary shares held by our initial shareholders have been redeemed by the Company.
(2)	Does not include the deduction for the deferred underwriting discounts and commissions (approximately $0.35 per share or $5.25 million) which will be distributed to the underwriters on completion of our initial business combination.

Dividend policy

We have not paid any dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after an initial business combination is completed. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Management’s discussion and analysis offinancial condition
and results of operations

Overview

We are a blank check company formed under the laws of the Cayman Islands as an exempted company with limited liability on September 25, 2007. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years, if such direct taxation were introduced in the Cayman Islands, by obtaining a tax undertaking from the Cayman Islands government. We were formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as the initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We intend to effect an initial business combination using cash from the proceeds of this offering and the private placements of the sponsors’ warrants, our share capital, debt or a combination of cash, shares and debt. The issuance of additional ordinary shares or any number of shares of our preferred shares:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•	may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying financial statements, at October 3, 2007, we had $180,000 in cash and a working capital deficiency of $(49,500). Further, we have incurred and expect to continue to incur significant costs. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of operations and known trends or future events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the private placement of the sponsors’ warrants that will occur immediately prior to this offering. Following this offering, we will not generate any operating revenues until after the completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and capital resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ shares, and an advance from John Hunt and Marc Blazer that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of $5.25 million (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the sponsors’ warrants for an aggregate purchase price of $3.18 million, will be approximately $141.9 million (or approximately $162.8 million if the underwriters’ over-allotment option is exercised in full). Approximately $147.1 million (or $168.8 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes $5.25 million (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $50,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the initial business combination. To the extent we use our share capital in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public shareholders who exercise their shareholder redemption rights and deferred underwriting discounts and commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income of up to $2.85 million on the balance of the trust account to be released to us for working capital requirements (subject to the tax holdback), will be sufficient to allow us to operate for at least the next 24 months, assuming an initial business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $800,000 for expenses for the due diligence and investigation of a target business or businesses; $200,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $1,900,000 for general working capital that will be used for miscellaneous expenses, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled ‘‘Use of proceeds.’’ We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $2.85 million of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses.

However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to the consummation of our initial business combination. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $2.85 million on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem for cash a significant number of shares of public shareholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

We are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. We have been granted an exemption by the Governor In Cabinet from any taxes that may be imposed in the Cayman Islands for a period of 20 years, expiring on October 9, 2027.

Related party transactions

As of the date of this prospectus, John Hunt and Marc Blazer have advanced on our behalf a total of $175,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of October 1, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in trust and interest income released to us from the trust account.

John Hunt, Lawton Fitt, Paul Pressler and Marc Blazer have committed to purchase 2,130,000, 750,000, 150,000 and 150,000 sponsors’ warrants, respectively, at $1.00 per warrant (for a total purchase price of $3.18 million) from us. These purchases will take place on a private placement basis immediately prior to the consummation of this offering.

In addition, John Hunt has entered into an agreement with JPMorgan, in accordance with the guidelines of Rule 10b5-1 of the Exchange Act pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved, or earlier in certain circumstances, which we refer to as the Buyback Period. This limit order will require Mr. Hunt to purchase any of our ordinary shares offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such proxy statement, or any subsequently filed annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $6.0 million in total. The purchase of such shares will be made by JPMorgan or another broker dealer mutually agreed upon by JPMorgan and Mr. Hunt. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law including Regulation M, which may prohibit purchases under certain circumstances. Mr. Hunt may vote these shares in any way he chooses at the shareholders meeting to approve our initial business combination. As a result, Mr. Hunt may be able to influence the outcome of our initial business combination. However, Mr. Hunt will not be permitted to exercise shareholder redemption rights in the event he votes against an initial business combination that is approved;

provided that Mr. Hunt will participate in any liquidation distributions with respect to any ordinary shares purchased by him following consummation of the offering, including shares purchased pursuant to such limit order, in the event we fail to complete an initial business combination. In addition, Mr. Hunt will agree that he will not sell or transfer any ordinary shares purchased by him pursuant to this agreement until 180 days after we have completed an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Proposed business

Introduction

We are a blank check company formed under the laws of the Cayman Islands as an exempted company with limited liability on September 25, 2007. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years from October 9, 2007 if such direct taxation were introduced in the Cayman Islands by obtaining a tax undertaking from the Cayman Islands government. We were formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses, which we refer to as the initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our efforts in identifying a prospective target business will not be limited to a particular industry or geography, although we initially intend to leverage the respective industry knowledge, operating experience and relationships of our officers, directors and special advisors in a range of luxury and lifestyle sectors. We will seek to capitalize on the global network and combination of operating, private investing and transactional experience of our officers, directors and special advisors.

Competitive advantages

We believe we have the following competitive advantages over other entities with business objectives similar to ours.

Management expertise

We will seek to capitalize on the unique combination of operating, private investing and transactional experience of our officers, directors and special advisors.

John Hunt, a sponsor, our chairman, chief executive officer, and secretary, has an extensive background in marketing & operations as well as a successful track record of founding and investing in private companies. Since 1994 Mr. Hunt founded or co-founded six companies, including Oriel LLC, a wine company he currently oversees, Amanyaratm, a resort in the Turks & Caicos Islands, The Seattle Coffee Company, a chain of espresso bars in England ultimately acquired by Starbucks, Syzygy AG, an internet professional services firm listed on the Frankfurt stock exchange, and Obongo Inc., a payment processing technology firm that was acquired by AOL TimeWarner. Mr. Hunt also co-founded and helped develop iGabriel, an investment club, which later merged with PiCapital to form one of the UK’s leading private investor networks, and First Tuesday, a financial networking forum that was subsequently acquired by an Israeli investment bank. Mr. Hunt began his career in marketing. From 1987 to 1992 he held positions of increasing responsibility at Procter & Gamble, ultimately becoming the European Brand Manager responsible for integrating the acquisition of the Max Factor® brand across Europe. From 1992 to 1994, Mr. Hunt was Head of Marketing at Kraft Jacobs Suchard (a division of Philip Morris) for the Middle East & Africa during which time he significantly expanded that firm’s presence, product portfolio and market share in the region.

Marc Blazer, a sponsor and a director and our president and treasurer, brings over 13 years of capital markets, financial services and management experience. Most recently, Mr. Blazer was Global Head of Investment Banking at Cantor Fitzgerald. Under Mr. Blazer’s leadership, Cantor

Fitzgerald raised over $7.7 billion in 90 transactions for corporate issuers between 2000 and 2007. In 2006 he was named one of Investment Dealer’s Digest’s ‘‘Top 40 under 40’’ bankers in the United States. While at Cantor Fitzgerald, Mr. Blazer served on the advisory board of Enertech Capital III, a venture capital fund. Prior to joining Cantor Fitzgerald, Mr. Blazer spent six years at ChaseMellon Financial Group LLC (now Mellon Investor Services), a joint-venture between Chase Manhattan Corporation and Mellon Financial. In this capacity he advised over 30 companies on governance and shareholder related issues including accessing the capital markets, investor relations, and proxy solicitation matters and structural defenses.

Lawton Fitt, a sponsor and a director, has 25 years of investment banking and asset management experience. Ms. Fitt worked at Goldman Sachs for 23 years, becoming a partner in 1994. During her career at Goldman Sachs, Ms. Fitt held leadership positions in investment banking, equity capital markets and asset management. She was a senior member of that firm’s High Technology investment banking team in New York and London. Ms. Fitt was responsible for raising in excess of $20 billion for issuer clients in close to 200 transactions over the course of her career. Ms. Fitt retired from Goldman Sachs in 2002, after which she served as Secretary (Chief Executive) of the Royal Academy of Arts in London from 2002 to 2005. She is currently a director of Ciena Corporation, Citizens Communications Company, and Reuters Group PLC and a Senior Advisor to GSC Group, an alternative asset manager.

Paul Pressler, a sponsor and a director, was president and chief executive officer of Gap Inc. from September 2002 to January 2007. A leading specialty retailer, Gap Inc. offers clothing, accessories and personal care products under the Gap®, Banana Republic®, and Old Navy® brand names. Prior to joining Gap Inc., Mr. Pressler spent 15 years with The Walt Disney Company. Most recently, he was chairman of their global theme park and resorts division. Mr. Pressler previously served as President of Disneyland, President of The Disney Stores and Senior Vice President of Disney Licensing. Prior to his time at Disney, he was Vice President of Marketing and Design for Kenner-Parker Toys. Mr. Pressler is a director of Avon Products, Inc. He is a long-time supporter of Big Brothers Big Sisters of America and serves on the organization’s board.

Established deal sourcing network

We believe that the global and extensive contacts and relationships of our officers, directors and special advisors and their experience in identifying business opportunities and executing investment and capital market transactions will enable us to successfully source, evaluate and consummate an initial business combination. Additionally, our officers, directors and special advisors have extensive contacts with entrepreneurs, family-owned and privately held companies, investment bankers, attorneys, and accountants, among others. While the past successes of our officers, directors and special advisors do not guarantee that we will successfully identify and consummate an initial business combination, they will play an important role in assisting us in finding potential target businesses and negotiating an agreement for our initial business combination.

Mr. Booth has been a special advisor since October 2007. Mr. Booth has been chief executive officer of NetJets Europe, a wholly owned subsidiary of NetJets Inc., since September 2001, where he oversaw the growth and development of the company. Prior to joining NetJets Europe, Mr. Booth was chief executive officer and managing director of British Sky Broadcasting Limited, the United Kingdom’s major pay television operation, from November 1997 to June 1999. Mr. Booth came to British Sky Broadcasting Limited from Japan Sky Broadcasting Company in Japan where he was the chief operating officer from January 1997 to November 1997. From 1994 to January 1997, Mr. Booth served as the founding chief executive officer of Foxtel, a joint venture between News Corporation and Telstra Corporation Limited. Prior to joining Foxtel, Mr. Booth was president of UIH (now United Global Communications) Programming, Inc. and managing director and chief executive of Maxwell Entertainment Maxwell Entertainment, a subsidiary of Maxwell Communications Corporation. Prior to UIH, Mr. Booth was previously the founding chief executive of MTV Europe and was responsible for its launch. In addition, he was part of the original MTV Networks management team in the United States.

Mr. De Sole has been a special advisor since December 2007. Mr. De Sole is chairman of Tom Ford International, a global luxury menswear brand. Mr. De Sole was President and Chief Executive Officer of Gucci Group N.V. from 1995 until 2004, and presided over the acquisition of luxury brands including Yves Saint Laurent®, Sergio Rossi®, Stella McCartney® and Balenciaga® and Gucci Group’s listing on the New York and Amsterdam stock exchanges. In 2001, Mr. De Sole was honored with the ‘‘Special Achievement Award in Fashion and Industry’’ by the National Italian American Foundation. Mr. De Sole is also a director of Newell Rubbermaid, Telecom Italia S.p.A., Gap, Inc. and Ermenegildo Zegna. Prior to his career in industry, Mr. De Sole was a partner at the law firm of Patton, Boggs & Blow LLP. He holds a J.D. from the University of Rome and an LLM from Harvard University School of Law.

Status as a public company

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other initial business combination. In this situation, the owners of the target business would exchange their shares of stock in the target for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a cheaper, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With a trust account initially in the amount of approximately $147.1 million (assuming no exercise of the over-allotment option), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we believe we could consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we believe we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Domicile

Because we are organized under the laws of the Cayman Islands, we may have more flexibility to structure an initial business combination that results in a tax-efficient structure following such initial business combination than if we were organized in the United States. Specifically, if we acquire a non-U.S. corporation which derives significant income from non-U.S. operations, such income could be distributed to shareholders without becoming subject to U.S. corporate-level taxation. If we were a U.S. corporation, this would not be possible.

In addition, if we acquire a corporation which has a significant number of non-U.S. shareholders partially in exchange for our own shares, the fact that we are not a U.S. corporation may make our shares more attractive to such shareholders; because dividends that we pay to non-U.S. shareholders would not be subject to U.S. withholding tax. If we were a U.S. corporation, dividends that we pay would generally be subject to a 30% withholding tax, unless reduced by an applicable tax treaty.

The amount, if any, of tax savings that would be realized by virtue of our being organized outside the United States. would depend on various factors, including the jurisdiction in which any company that we acquire is organized, as well as the location and nature of its operations.

Investment criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into an initial business combination with a target business or businesses that do not meet these criteria and guidelines. We will utilize the experience of our officers, directors and special advisors together with outside advisors in evaluating the target businesses along these guidelines and criteria.

•	Established businesses. We will seek to acquire established businesses with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results and we do not intend to acquire start-up companies.

•	Companies with sound business models. We will target acquisition candidates with sound business models that offer opportunities for growth.

•	Companies with a strong competitive industry position. For each potential acquisition, we will review growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will focus on companies that have a leading market position or that we believe have an opportunity to develop such a position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on brand strength, product quality, customer loyalty, cost impediments associated with customers switching to competitors, trademark protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•	Experienced management team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that Mr. Hunt’s operating experience of growing businesses will complement, not replace, the target’s management team. We may also seek to supplement target businesses’ management teams with seasoned and experienced executives or directors recruited through the extensive professional network of our officers, directors and special advisors. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

•	Diversified customer and supplier base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively influence their customers, suppliers and competitors.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our share capital, debt or a combination of these as the consideration to be paid in an initial business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in an initial business combination with a target business using our share capital and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors’ warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Prior to completion of an initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. We will not seek a waiver from our independent accountants. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then John Hunt and Marc Blazer will be personally liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, by means of direct payment to the trust account. However, the agreement entered into by Messrs. Hunt and Blazer specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that vendors, prospective target businesses or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by Messrs. Hunt and Blazer is limited to claims by vendors that do not execute such valid and enforceable waivers as described above. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by Messrs. Hunt and Blazer. Based on representations made to us by Messrs. Hunt and Blazer, we currently believe that each of them has substantial means and is capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked either of them for any security or funds for such an eventuality. Despite our belief, we cannot assure you Messrs. Hunt and Blazer will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million or approximately $6.0 million if the underwriters’

over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that potential target business candidates will be brought to our attention from various unaffiliated sources. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our initial shareholders, sponsors, officers or directors or special advisors or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or with respect to the initial business combination (regardless of the type of transaction that it is). We will not enter into an initial business combination with a target business that is affiliated with any of our officers, directors, initial shareholders or sponsors, including any entity that has received a material financial investment from our initial shareholders or sponsors or any entity affiliated with our initial shareholders, sponsors officers or directors or special advisors.

Selection of a target business and structuring of an initial business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination and that our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate a business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of at least 51% of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We have not established any other specific attributes, criteria (financial or otherwise) or guidelines for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	with respect to asset management businesses, historical investment performance of product and growth of assets under management;

•	capital requirements;

•	stage of development of the business and its products or services;

•	existing distribution arrangements and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	impact of regulation on the business;

•	costs associated with effecting the initial business combination; and

•	industry leadership, sustainability of competitive position and attractiveness of product offerings of target businesses.

These criteria are not intended to be all-inclusive. We may enter into our initial business combination with a target business that does not meet these criteria or guidelines. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, as well as review of financial and other information which will be made available to us. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may affect the applicable target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million, or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate an initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we would likely need to obtain additional financing to consummate such an initial business combination and have not taken any steps to obtain any such financing. If we issue securities in order to consummate our initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $5.25 million, or $6.0 million if the underwriters’ over-allotment option is exercised in full). This requirement provides investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $5.25 million or $6.0 million if the underwriters’ over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination that the target business or businesses will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our shareholders in connection with an initial business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. Furthermore, we will not be required to obtain an opinion as to whether our initial business combination is fair to our public shareholders. Our board will make its decision with respect to an acquisition consistent with its fiduciary obligations to all shareholders and, consequently, will consider those factors concerning the proposed acquisition that it deems relevant in reaching an informed decision.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million, or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with one or more businesses or assets at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million, or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of an initial business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. In connection with any such transaction, we will also submit to our shareholders for approval a proposal to amend our amended and restated memorandum and articles of association to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of an initial business combination will be taken only if the initial business combination is approved. We will only consummate an initial business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking shareholder approval of an initial business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

We will proceed with our initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of our initial business combination and public shareholders owning less than 30% of the shares sold in this offering both exercise their shareholder redemption rights and vote against our initial business combination. In the event we fail to complete an initial business combination, our initial shareholders will participate in any liquidation distributions with respect to any ordinary shares purchased by them following consummation of the offering.

In connection with the vote required for our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination, all of our initial shareholders, including all of our officers and directors, have agreed to vote their founders’ shares in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial shareholders, sponsors, officers or directors including any shares purchased by John Hunt under an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, during the Buyback Period. Accordingly, they may vote these shares at such meeting any way they choose. We will proceed with our initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of our initial business combination and public shareholders owning less than 30% of the shares sold in this offering both exercise their shareholder redemption rights and vote against our initial business combination. In the event Mr. Hunt votes against the initial business combination with respect to the shares received by him pursuant to the above-mentioned limit order, he will not be permitted to exercise shareholder redemption rights if the initial business combination is approved. In the event we fail to complete an initial business combination, Mr. Hunt will participate in any liquidation distributions with respect to any ordinary shares purchased by him following consummation of the offering, including shares purchased pursuant to such limit order.

Shareholder redemption rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares redeemed for cash if the shareholder votes against the initial business combination and the initial business combination is approved and completed. Our initial shareholders will not have such shareholder redemption rights with respect to the founders’ shares or any other ordinary shares owned by them, directly or indirectly, including pursuant to the limit order discussed above.

The actual per-share shareholder redemption price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, and net of interest income of up to $2.85 million previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed initial business combination), divided by the number of shares sold in this offering. The initial per-share shareholder redemption price would be approximately $9.81 (or approximately $9.79 per share if the underwriters’ over-allotment option is exercised in full), or $.19 less than the per-unit offering price of $10.00 (or $.21 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment is exercised in full).

An eligible shareholder may request shareholder redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the initial business combination and the initial business combination is approved and completed. In addition, no later than the business day immediately preceding the vote on the initial business combination the shareholder must present written instructions to our transfer agent stating that the shareholder wishes to redeem his, her or its shares into a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting and the closing of our initial business combination. We may require public shareholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (‘‘DTC’’) DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the initial business combination. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. The purpose of the requirement for physical or electronic delivery prior to the shareholder meeting is two-fold. First, it ensures that a redeeming shareholder’s election to redeem is irrevocable once the initial business combination is approved and second, it ensures that we will know the amount of the proceeds that we will be able to use to consummate the initial business combination. Traditionally, in contrast to the requirement for physical or electronic delivery prior to the shareholder meeting, in order to perfect shareholder redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their shareholder redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an ‘‘option window’’ after the consummation of the business combination during which the shareholder could monitor the price of the shares in the market. If the price rose above the shareholder redemption price, the shareholder could sell its shares in the open market before actually delivering his shares to the company for cancellation in consideration for the shareholder redemption price. Thus, we would not have any control over the process and the shareholder redemption right to which shareholders were aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the business combination until the redeeming holder delivered its certificate for redemption at the shareholder redemption price.

If we elect to require physical delivery of the share certificates, we would expect that shareholders would have to comply with the following steps. If the shares are held in street name, shareholders must instruct their account executive at the shareholders bank or broker to withdraw the shares from the shareholders account and request that a physical certificate be issued in the shareholders name. Our transfer agent will be available to assist with this process. The delivery process is within the shareholder’s control and, whether it is a record holder or its shares are held in ‘‘street name,’’ should be able to be accomplished by the shareholder in a matter of hours simply by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical share certificate. Accordingly, we will only require shareholders to deliver their certificates prior to a vote if, in accordance with AMEX’s proxy notification recommendations, the shareholders receive the proxy solicitation materials at least twenty days prior to the meeting. Certificates that have not been tendered in accordance with these procedures by the day prior to the shareholder meeting will not be redeemed for cash. In the event a shareholder tenders its shares and decides prior to the shareholder meeting that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and our business combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker to decide whether to pass this cost on to the redeeming shareholder. However, this fee would be incurred whether or not we require shareholders seeking to exercise their shareholder redemption rights to tender their shares prior to the meeting as the need to deliver the shares is a requirement of redemption whenever such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process. However if an initial business combination is not approved, shareholders will have incurred additional costs that they would not have otherwise incurred as a result of having already redeemed their ordinary shares.

The steps outlined above will make it more difficult for our shareholders to exercise their shareholder redemption rights. In the event that it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem may be unable to obtain physical certificates by the deadline for exercising their shareholder redemption rights and thus will be unable to redeem their shares. See ‘‘Risk factors — We may require shareholders who wish to redeem their shares to comply with specific requirements for shareholder redemption that may make it more difficult for them to exercise their shareholder redemption rights prior to the deadline for exercising shareholder redemption rights.’’

If a shareholder votes against the initial business combination but fails to properly exercise its shareholder redemption rights, such shareholder will not have its ordinary shares redeemed for its pro rata distribution of the trust account. Any request for shareholder redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivers his certificate for redemption and subsequently decides prior to the meeting not to elect shareholder redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to public shareholders who elect shareholder redemption will be distributed promptly after completion of an initial business combination. Public shareholders who redeem their shares into their share of the trust account will still retain any warrants they still hold.

We will not complete our proposed initial business combination if public shareholders owning 30% or more of the shares sold in this offering exercise their shareholder redemption rights. We will not increase or decrease the shareholder redemption threshold prior to the consummation of an initial business combination. The initial shareholder redemption price will be approximately $9.81 per share (or approximately $9.79 per share if the underwriters’ over-allotment option is exercised in full). As this amount may be lower than the $10.00 per unit offering price and it may be less than the market price of the ordinary shares on the date of shareholder redemption, there may be a disincentive on the part of public shareholders to exercise their shareholder redemption rights.

If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their shareholder redemption rights would not be entitled to redeem their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. Those public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no initial business combination

Our amended and restated memorandum and articles of association provides that if after 24 months from the consummation of this offering we have not consummated an initial business combination we will go into voluntary liquidation. This provision may not be amended except with consent of 66.66% of the issued and outstanding ordinary shares voting, by way of special resolution, at a meeting in which the holders of 100% of the issued and outstanding ordinary shares must be present in order to constitute a quorum, or in connection with the consummation of a business combination. If we have not completed an initial business combination by such date, it will trigger our automatic liquidation. We will follow the same procedures as if our shareholders had formally voted to approve our voluntary winding up under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up. We view this provision placing the company into liquidation by             , 2010 as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination. The liquidator will give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement in the Cayman Islands Official Gazette and taking such further steps as he considers appropriate after which the assets of the company would be distributed. The proceeds of the trust account will not be distributed until at least 21 days after the expiration of the 24 months we have to complete our initial business combination. As soon as the affairs of the company are fully wound-up, the liquidator must lay their final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. Pursuant to our amended and restated memorandum and articles of association our audit committee has been appointed to serve as the liquidator in the event we do not complete an initial business combination within 24 months from the date of this propectus.

If we are unable to complete an initial business combination by             , 2010, the liquidator will instruct the trustee to distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21 day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their founders’ shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. The costs of liquidation will be met from our remaining assets outside of the trust fund. If such funds are insufficient, our initial shareholders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have contractually agreed not to seek repayment of such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.81, or $9.79 less than the per-unit offering price of $10.00 (or $0.19, or $0.21 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes $5.25 million in deferred underwriting discounts and commissions (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public shareholders.

In any liquidation proceedings of the company under Cayman Islands’ law, the proceeds deposited in the trust account could become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

John Hunt and Marc Blazer have agreed that they will be personally liable by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by Messrs. Hunt and Blazer specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, in the event that Messrs. Hunt and Blazer have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.81 (or $9.79 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to declare insolvency or a petition to wind up the Company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any third-party claims arising out of our insolvency deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $9.81 per share (or $9.79 per share if the underwriters’ over-allotment option is exercised in full).

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares into cash upon an initial business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

If we are forced to declare insolvency or a petition to wind up the Company is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as either a preferential payment or a fraudulent transfer. As a result, a Cayman Islands court could seek to recover all amounts received by our public shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders as described above, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of an initial business combination. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•	prior to the consummation of an initial business combination, we shall submit such business combination to our shareholders for approval even if the nature of the acquisition is such as would not ordinarily require shareholder approval under the applicable jurisdiction’s law;

•	we may consummate the initial business combination only if approved by a majority of the ordinary shares voted by our public shareholders at a duly held shareholders meeting, and public shareholders owning less than 30% of the shares sold in this offering vote against the initial business combination exercise their shareholder redemption rights;

•	if an initial business combination is approved and consummated, public shareholders who voted against the initial business combination and exercised their shareholder redemption rights will receive their pro rata share of the trust account;

•	if our initial business combination is not consummated within 24 months of the date of this prospectus, then we will go into voluntary liquidation and the liquidator will instruct the trustee to distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public shareholders as described herein (having taken account of any creditor claims as necessary);

•	upon the consummation of this offering, approximately $147.1 million, (or approximately $168.8 million if the underwriters’ over-allotment option is exercised in full) including $5.25 million (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions shall be placed into the trust account;

•	we may not consummate any other business combination, merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional shares that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on a business combination;

•	our audit committee has been appointed as the liquidator in the event we do not consummate our initial business combination within 24 months from the date of this prospectus;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our officers, directors, sponsors, initial shareholders and our and their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	we will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial shareholders; and

•	interested directors may vote on an interested transaction only after prior disclosure of the interest in the transaction and a majority of independent directors vote in favor of the transaction.

Our amended and restated memorandum and articles of association requires that these provisions may only be amended by a consent of 66.66% of the issued and outstanding ordinary shares voting at a meeting in which the holders of 100% of the issued and outstanding ordinary shares must be present in order to constitute a quorum. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that shareholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be redeemed for cash by public shareholders exercising their shareholder redemption rights and the business combination will still go forward.

Comparison of this offering to those of blank check companies subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a Rule 419 offering
Escrow of offering proceeds	Approximately $138.7 million of the net offering proceeds, as well as the $3.18 million net proceeds from the sale of the sponsors’ warrants and $5.25 million in deferred underwriting discounts and commissions, will be deposited into a trust account at JPMorgan Chase Bank maintained by American Stock Transfer & Trust Company, as trustee.	Approximately $125.6 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Approximately $138.7 million of the net offering proceeds, as well as the $3.18 million net proceeds from the sale of the sponsors’ warrants and $5.25 million in deferred underwriting discounts and commissions held in trust will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 which invests solely in government securities.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of our offering	Terms under a Rule 419 offering
Receipt of interest on escrowed funds	Interest on proceeds from the trust account that may be paid to shareholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $2.85 million that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.
Limitation on fair value or net assets of target business	The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million) at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

	Terms of our offering	Terms under a Rule 419 offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will trade separately on the 35th day after the date of this prospectus unless JPMorgan informs us of the underwriters’ decision that an earlier date is acceptable. In no event will the underwriters allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet promptly upon the consummation of this offering, which filing is anticipated to take place four business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the offering. If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin. For more information, please see ‘‘Description of securities — Units.’’	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of our initial business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of our offering	Terms under a Rule 419 offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of an initial business combination or fifteen months from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect) and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	Shareholders will have the opportunity to vote on our initial business combination. Each shareholder will be sent a proxy statement containing information required by the SEC in connection with our proposed initial business combination. A shareholder following the procedures described in this prospectus is given the right to redeem his, her or its shares into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income of up to $2.85 million previously released to us to fund our working capital requirements (subject to the tax holdback). However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities will be issued.

	Terms of our offering	Terms under a Rule 419 offering
Business combination deadline	Pursuant to our amended and restated memorandum and articles of association, we will go into voluntary liquidation 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.
If we are unable to complete a business combination within 24 months from the date of this prospectus, we will automatically go into voluntary liquidation and, shortly following the 21-day notification period, we anticipate that the liquidator will instruct the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public shareholders (having taken account of any creditor claims as necessary), including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

	Terms of our offering	Terms under a Rule 419 offering
Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $2.85 million on the balance in the trust account released to us to fund our working capital requirements (subject to the tax holdback), the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account will not be released until the earlier of the completion of an initial business combination or the failure to effect an initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek shareholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to redeem for cash up to 30% of our ordinary shares held by our public shareholders (minus one share) who vote against the initial business combination and exercise their shareholder redemption rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $5.25 million, or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at M&C Corporate Services Limited, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to each devote a majority of his time to our business. We do not intend to have any full time employees prior to the consummation of an initial business combination.

Periodic reporting and financial information

We have registered our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

Management

Directors and executive officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
John F. W. Hunt	44	Chairman of the Board, Chief Executive Officer, Secretary and Director
Marc J. Blazer	39	President, Treasurer and Director
Lawton W. Fitt	54	Director
Paul S. Pressler	51	Director

John F. W. Hunt has been our Chief Executive Officer, Secretary and Chairman of the Board since our inception in September 2007. Since 1994 Mr. Hunt founded or co-founded six companies, including Oriel LLC, a wine company he currently oversees, AmanyaraTM, a resort in the Turks & Caicos Islands, The Seattle Coffee Company, a chain of espresso bars in England ultimately acquired by Starbucks, Syzygy AG, an internet professional services firm listed on the Frankfurt stock exchange, and Obongo Inc., a payment processing technology firm that was acquired by AOL Time Warner. Mr. Hunt also co-founded and helped develop iGabriel, an investment club, which later merged with PiCapital to form one of the UK’s leading private investor networks, and First Tuesday, a financial networking forum that was subsequently acquired by an Israeli investment bank. Mr. Hunt began his career in marketing. From 1987 to 1992 he held positions of increasing responsibility at Procter & Gamble, ultimately becoming the European Brand Manager responsible for integrating the acquisition of the Max Factor® brand across Europe. From 1992 to 1994, Mr. Hunt was Head of Marketing at Kraft Jacobs Suchard (a division of Philip Morris) for the Middle East & Africa. Mr. Hunt received an Honors degree in Economics and Public Administration from the London University in 1987.

Marc J. Blazer has been our President, Treasurer and a Director since our inception in September 2007. From November 2000 to August 2007 Mr. Blazer was a partner, and until May 2007, the global head of investment banking at Cantor Fitzgerald. While at Cantor Fitzgerald, Mr. Blazer served on the advisory board of Enertech Capital III, a venture capital fund from March 2006 to July 2007. Prior to joining Cantor Fitzgerald, Mr. Blazer spent six years at ChaseMellon Financial Corp. (now Mellon Investor Services), a joint-venture between Chase Manhattan Corporation and Mellon Financial Group LLC from 1994 to 2000. In this capacity he advised clients on governance and shareholder related issues including accessing the capital markets, investor relations, and proxy solicitation matters and structural defenses. Prior to his career on Wall Street, Mr. Blazer was an advisor to members of Congress in both the House and Senate on tax matters, banking and securities legislation, international trade policy, and foreign relations. Mr. Blazer earned a graduate degree from the London School of Economics in 1992, and a BA from the University of Maryland in 1990.

Lawton W. Fitt has been a Director since October 2007. Ms. Fitt is currently a director on the boards of Ciena Corporation, Citizens Communications Company, and Reuters Group PLC and has served as a senior advisor to GSC Group, Inc., an alternative asset investment management firm since October 2006. From October 2002 to March 2005 Ms. Fitt served as Secretary (Chief Executive) of the Royal Academy of Arts in London. From 1979 to October 2002 Ms. Fitt worked at Goldman, Sachs, becoming a partner in 1994. During her career at Goldman Sachs, Ms. Fitt held leadership positions, including that of managing director, in investment banking, equity capital markets and asset management and was a senior member of that firm’s High Technology investment banking team in New York and London. Ms. Fitt earned an A.B. from Brown University in 1974 and received an M.B.A. from the Colgate Darden School of Business Administration of the University of Virginia in 1979.

Paul S. Pressler has been a Director since October 2007. Mr. Pressler was president and chief executive officer of Gap, Inc. from September 2002 to January 2007. He also served on Gap, Inc.’s Board of Directors from October 2002 until January 2007. Prior to joining Gap, Inc., Mr. Pressler spent fifteen years with The Walt Disney Company where he was Chairman of the company’s Global Theme Park and Resorts Division. Mr. Pressler previously served as President of Disneyland, President of The Disney Stores and Senior Vice President of Consumer Products. Prior to his time at Disney, he was Vice President of Marketing and Design for Kenner-Parker Toys. He is a director of Avon Products, Inc. and the Big Brothers Big Sisters of America. Mr. Pressler holds a Bachelor of Science degree in business economics from the State University of New York at Oneonta in 1978.

Number and terms of office of directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of                 , will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of                 , will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of                         , will expire at the third annual meeting of shareholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Collectively, through their positions described above, our directors have extensive experience on which we intend to rely.

Executive officer and director compensation

None of our executive officers or directors has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial shareholders, sponsors, officers or directors, or special advisors in each case in any capacity, or to any of their respective affiliates, for any services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.85 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. After an initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of                         , Ms. Fitt and Mr. Pressler are independent directors as such term is defined under the rules of the American Stock Exchange and that Ms. Fitt and Mr. Pressler are independent directors as such term is defined under Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial shareholders.

Audit committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of                         , Ms. Fitt and Mr. Pressler, each of whom has been determined to be ‘‘independent’’ as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering;

•	reviewing and approving all payments made to our initial shareholders, sponsors, officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval; and

•	to act as the liquidator of the company in the event we do not consummate our initial business combination within 24 months from the date of this prospectus.

Financial experts on audit committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that                      satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of                 , Ms. Fitt and Mr. Pressler each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for selecting director nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of ethics and committee charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of interest

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	Our directors and members of our management team may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Some of our officers and directors are now and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by our company. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. We will enter into a business opportunity right of first review agreement with John Hunt and Marc Blazer, which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of which Messrs. Hunt and Blazer (subject to any fiduciary obligations they may have), and companies or other entities which they manage or control become aware with an enterprise value of $120 million or more. Due to existing and future affiliations, our other directors may have fiduciary obligations to present potential business opportunities to other entities with which they are affiliated prior to presenting them to us. Other than Messrs. Hunt and Blazer, our directors have not entered into a similar right of first review agreement. Accordingly, our directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	The founders’ shares and sponsors’ warrants are subject to transfer restrictions (and in the case of the sponsors’ warrants, restrictions on exercise) and will not be released from escrow until specified dates after consummation of our initial business combination. In addition, the sponsors’ warrants purchased by the sponsors and any warrants which our initial shareholders, sponsors, officers and directors may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated resulting in potentially significant losses to them. Our founders’ and sponsors’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interests, and the conflict of interest will increase as we approach our 24th month following the consummation of this offering and we have not consummated an initial business combination. Additionally, our initial shareholders, including our directors, will not receive liquidation distributions with respect to any of their founders’ shares. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate target business with which to effect an initial business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•	John Hunt will enter into an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which he will place a limit order for $6.0 million of our ordinary shares, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved, or earlier in certain circumstances. If John Hunt purchases ordinary shares pursuant to this agreement or if our initial shareholders, sponsors, officers or directors purchase ordinary shares as part of this offering or in the open market, they would be entitled to vote such shares as they choose on a proposal to approve an initial business combination. However, in no event could they exercise shareholder redemption rights and redeem their shares into a portion of the trust account; provided that these shareholders will participate in any liquidation distributions with respect to any ordinary shares purchased by them following consummation of the offering, including the shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, we will enter into a business opportunity right of first review agreement with John Hunt and Marc Blazer, which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of which Messrs. Hunt and Blazer (subject to any fiduciary obligations they may have), and companies or other entities which they manage or control, become aware of with an enterprise value of $120 million or more. Thus, Messrs. Hunt and Blazer would be required to present business opportunities to companies with which they are currently affiliated and to whom they currently owe a fiduciary or contractual obligation prior to presenting them to us. The following table summarizes the relevant pre-existing fiduciary obligations of our executive officers.

Name of Affiliated Company	Name of Individual	Priority/Preference relative to Overture Acquisition Corp.
Oriel LLC	John F. W. Hunt	Mr. Hunt will be required to present all business opportunities that are suitable for Oriel LLC, a wine company, to Oriel LLC prior to presenting them to us.
Amanyara	John F. W. Hunt	Mr. Hunt will be required to present all business opportunities that are suitable for Amanyara, a resort in the Turks & Caicos islands, to Amanyara prior to presenting them to us.
Cantor Fitzgerald & Co.	Marc J. Blazer	Mr. Blazer is subject to a non-competition agreement with his former employer, Cantor Fitzgerald & Co., which until August 2011 prohibits him from being involved in activities which would compete with the businesses of Cantor Fitzgerald & Co.

However, because of the size and business plans of each of Oriel LLC and Amanyara, we do not believe that these affiliations will create any actual conflicts. Similarly, because of the nature of Cantor Fitzgerald’s businesses, we do not believe that Mr. Blazer’s non-competition agreement will create any conflicts.

Our other directors, however, have not undertaken a similar obligation and have no obligation to bring such business opportunities to the company (subject to duties under Cayman law to act in the best interest of the Company).

In connection with the vote required for our initial business combination or a vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination, all of the initial shareholders, have agreed to vote the founders’ shares in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ shares. If they purchase ordinary shares as part of this offering or in the open market, however, including pursuant to the limit orders discussed above, they would be entitled to vote such shares as they choose on a proposal to approve an initial business combination; however, in no event could they exercise shareholder redemption rights and redeem their shares into a portion of the trust account.

To further minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with an entity which is affiliated with any of our officers, directors, sponsors, initial shareholders or special advisors. Furthermore, in no event will any of our officers, directors, initial shareholders, sponsors or special advisors any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination.

Principal shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors and special advisors; and

•	all our officers, directors and special advisors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsors’ warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Amount and nature of beneficial ownership	Approximate percentage of outstanding ordinary shares
Name and address of beneficial owner(1)		Before offering	After offering(2)
John F. W. Hunt	2,847,374	66.02%	13.20%
Marc J. Blazer(3)	885,750	20.54%	4.11%
Lawton W. Fitt	418,125	9.70%	1.94%
Paul S. Pressler	118,125	2.74%	0.55%
Mark Booth	21,563	0.50%	0.10%
Domenico De Sole	21,563	0.50%	0.10%
All directors and executive officers as a group (4 individuals)	4,269,374	99.00%	19.80%
All directors, executive officers and special advisors as a group (6 individuals)	4,312,500	100.00%	20.00%
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Overture Acquisition Corp., c/o M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.
(2)	Assumes no exercise of the over-allotment option and, therefore, the redemption by the Company of an aggregate 562,500 ordinary shares held by our initial shareholders.
(3)	On October 1, 2007, Marc Blazer transferred 86,250 of his shares to the Marc Blazer 2007 GRAT for which he retains beneficial ownership.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option by the underwriters), our initial shareholders will beneficially own 20.00% of the then issued and outstanding ordinary shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, up to an aggregate of 562,500 ordinary shares held by our initial shareholders will be redeemed by the Company. Our initial shareholders will be required to redeem only a number of shares necessary to maintain their collective 20.00% ownership interest in our ordinary shares after giving effect to the offering and the exercise if any, of the underwriters’ over-allotment option.

On the date of this prospectus, our initial shareholders and sponsors will place the founders’ shares and sponsors’ warrants into an escrow account maintained by American Stock Transfer &

Trust Company, acting as escrow agent, until termination of the following transfer restrictions during which time the sponsors’ warrants will not be exercisable. The initial shareholders have agreed not to sell or otherwise transfer any of the founders’ shares until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, other than to permitted transferees who agree in writing to be bound by such transfer restrictions and to vote in accordance with the majority of the ordinary shares voted by our public shareholders in connection with our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the ordinary shares subject to redemption, agree to redemption of such ordinary shares to the extent that the underwriters’ over-allotment option is not exercised in full. The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

For purposes of the transfer restrictions described above, permitted transferee means a person or entity that receives securities pursuant to a transfer (i) to our officers or directors or any affiliates or family members of any of our officers or directors, (ii) in the case of an initial shareholder or sponsor, by gift to a member of the initial shareholders’ or sponsors’ immediate family or a trust, the beneficiary of which is a member of the initial shareholders’ or sponsors’ immediate family, an affiliate of the initial shareholder or sponsors or to a charitable organization, (iii) in the case of an initial shareholder or sponsor by virtue of the laws or descent and distribution upon death of the initial shareholder or sponsor or (iv) in the case of an initial shareholder or sponsor pursuant to a qualified domestic relations order.

In addition, in connection with the vote required to approve our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination, the initial shareholders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders. As a result, the initial shareholders will not be able to exercise shareholder redemption rights with respect to the founders’ shares; and they have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination. The voting arrangement referenced above shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market by any of our initial shareholders, sponsors, officers or directors, including any shares purchased by John Hunt under an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Securities Act of 1934. Accordingly, he may vote these shares in connection with a shareholder vote on a proposed business combination any way he chooses but will agree to waive any shareholder redemption rights.

John Hunt and Marc Blazer are our ‘‘promoters’’ as the term is defined under the Federal securities laws.

John Hunt will enter into an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares during the Buyback Period. This limit order will require Mr. Hunt to purchase any of our ordinary shares offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such proxy statement or any subsequently filed annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $6.0 million in total. The purchase of such shares will be made by JPMorgan or another broker dealer mutually agreed upon by JPMorgan and Mr. Hunt. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law including Regulation M, which may prohibit purchases under certain circumstances. Mr. Hunt may vote these shares in any way he chooses at the shareholders meeting to approve our initial business combination. Assuming that the limit order is completed in full at a purchase price equal to $9.81 per share (the amount to be placed in the trust account upon the consummation of this offering) and that no other shares of our ordinary shares are purchased by our initial shareholders, officers or directors, at the time the limit order is completed, our initial shareholders, officers and directors will hold approximately 23.3% of our issued and outstanding ordinary shares (assuming no exercise of the over-allotment option and the redemption of 562,500 ordinary shares held by our initial shareholders) prior to the shareholders vote relating to an initial business combination. As a result, John Hunt may be able to influence the outcome of our initial business combination. However, Mr. Hunt will not be permitted to exercise shareholder redemption rights in the event he votes against a business combination that is approved; provided that Mr. Hunt will participate in any liquidation distributions with respect to any ordinary shares purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, Mr. Hunt will agree that he will not sell or transfer any ordinary shares purchased by him pursuant to this agreement until 180 days after we have completed an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Certain relationships and related transactions

On September 28, 2007, we issued 4,312,500 ordinary shares for $25,000 in cash. This includes an aggregate of 562,500 ordinary shares held by our initial shareholders subject to redemption by the Company to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). If the underwriters determine the size of the offering should be increased or decreased, a share dividend or a contribution back to share capital, as applicable, would be effectuated in order to maintain our existing shareholders’ ownership at a percentage of the number of shares sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share shareholder redemption or liquidation price could decrease by as much as $0.03 (assuming no additional purchase of sponsors’ warrants and no increase in the per unit amount of the underwriting discounts and commissions being deferred and placed in the trust account).

If the underwriters do not exercise all or a portion of their over-allotment option, the Company will redeem up to an aggregate of 562,500 ordinary shares held by our initial shareholders in proportion to the portion of the over-allotment option that was not exercised. If such shares are redeemed, we would record the aggregate fair value of the shares redeemed and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares redeemed and the price paid to us for such redeemed shares (which would be an aggregate total of approximately $3,261 for all 562,500 ordinary shares). Upon receipt, such redeemed shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

The initial shareholders are entitled to demand that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which their shares are released from escrow. In addition, these shareholders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed by us subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

John Hunt, Lawton Fitt, Paul Pressler and Marc Blazer have agreed to purchase an aggregate of 3,180,000 warrants at a price of $1.00 per warrant ($3.18 million in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering. The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into the trust account and subject to the trust agreement and will be part of the funds distributed to our public shareholders in the event we are unable to complete an initial business combination. The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that (i) the sponsors’ warrants are non-redeemable and are exercisable on a cashless basis at the election of the holder, so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions described in more detail below. The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that transfers can be made before such time to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Mellon Investor Services LLC.

The holders of the majority of these sponsors’ warrants (or underlying shares) are entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate an initial business combination. In addition, these holders will have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

John Hunt will enter into an agreement with JPMorgan, in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, during the Buyback Period. This limit order will require Mr. Hunt to purchase any of our ordinary shares offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such proxy statement or any subsequently filed annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $6.0 million in total. The purchase of such shares will be made by JPMorgan or another broker dealer mutually agreed upon by JPMorgan and Mr. Hunt. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase agreement is otherwise subject to applicable law including Regulation M, which may prohibit purchases under certain circumstances. Mr. Hunt may vote these shares in any way he chooses at the shareholders meeting to approve our initial business combination. As a result, Mr. Hunt may be able to influence the outcome of our initial business combination. Assuming that the limit order is completed in full at a purchase price equal to $9.81 per share (the amount to be placed in the trust account upon the consummation of this offering) and that no other shares of our ordinary shares are purchased by our initial shareholders, officers or directors, at the time the limit order is completed, our initial shareholders, officers and directors will hold approximately 23.3% of our issued and outstanding ordinary shares (assuming no exercise of the over-allotment option and the redemption of 562,500 ordinary shares held by our initial shareholders) prior to the shareholders vote relating to an initial business combination. However, the sponsor will not be permitted to exercise shareholder redemption rights in the event he votes against a business combination that is approved; provided that Mr. Hunt will participate in any liquidation distributions with respect to any ordinary shares purchased him following consummation of the offering, including shares purchased pursuant to such limit order, in the event we fail to complete an initial business combination. In addition, Mr. Hunt will agree that he will not sell or transfer any ordinary shares purchased by him pursuant to this agreement until 180 days after we have completed an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The holder of the majority of these shares purchased in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 during the Buyback Period is entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. The holder of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time commencing nine months after we consummate an initial business combination. In addition, the holders will have certain ‘‘piggyback’’ registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, John Hunt and Marc Blazer have advanced to us an aggregate of $175,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of October 1, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers, directors, and special advisors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2.85 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all payments made to our initial shareholders, sponsors, officers and directors, and special advisors and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We will enter into a business opportunity right of first review agreement with John Hunt and Marc Blazer which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to business combination opportunities of Messrs. Hunt and Blazer, and companies or other entities which they manage or control with an enterprise value of $120 million or more.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, sponsors, officers or directors, or special advisors or to any of their respective affiliates, prior to or with respect to the initial business combination (regardless of the type of transaction that it is).

After an initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any director or member of our management team, initial shareholders, sponsors, or special advisors or their respective affiliates, including financing, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval in each instance by our audit committee. We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors, initial shareholders or special advisors.

Description of securities

Our authorized share capital consists of 100,000,000 ordinary shares, $0.0001 par value, and 1,000,000 preferred shares, $0.0001 par value. The following description summarizes the material terms of our share capital. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Cayman Islands Companies Law.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will trade separately on the 35th day after the date of this prospectus unless JPMorgan informs us of the underwriters’ decision that an earlier date is acceptable. In no event will the underwriters allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet promptly upon the consummation of this offering, which filing is anticipated to take place four business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the underwriters’ over-allotment option if the over-allotment option is exercised prior to the offering. If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the ordinary shares and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Ordinary shares

As of the date of this prospectus, there were 4,312,500 ordinary shares outstanding held by six shareholders of record. This includes an aggregate of 562,500 ordinary shares held by our initial shareholders subject to redemption by the Company to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). No preferred shares are currently outstanding. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option) 18,750,000 ordinary shares will be outstanding. Holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action, except with respect to amendments to our amended and restated memorandum and articles of association that alter or change the powers, preferences, rights or other terms of any outstanding preferred shares if the holders of such affected series of preferred shares are entitled to vote on such an amendment. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination, all of our initial shareholders, have agreed to vote the founders’ shares in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or shares purchased following this offering in the open market including pursuant to the limit order referred to herein. However, our initial shareholders, sponsors, officers and directors have agreed to waive any shareholder redemption rights with respect to such shares. Additionally, our initial shareholders, will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with our initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of our initial business combination and public shareholders owning less than 30% of the shares sold in this offering exercise their shareholder redemption rights discussed below. Voting against our initial business combination alone will not result in redemption of a shareholder’s shares into a pro rata share of the trust account. A shareholder must have also exercised the shareholder redemption rights described below for a redemption to be effective.

Pursuant to our amended and restated memorandum and articles of association if we do not consummate an initial business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our initial shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to the founders’ shares. Our initial shareholders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any ordinary shares acquired in connection with or following this offering.

Our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account plus any interest earned thereon, net of income taxes payable on such interest and net of interest income of up to $2.85 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback), if they vote against the initial business combination and the initial business combination is approved and completed. Public shareholders who redeem their ordinary shares into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there is currently none.

Founders’ shares

In September of 2007, John Hunt and Marc Blazer purchased 4,312,500 ordinary shares for an aggregate purchase price of $25,000. This includes an aggregate of 562,500 ordinary shares subject to redemption by the Company to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). In October of 2007, Marc Blazer transferred 86,250 ordinary shares to the Marc Blazer 2007 GRAT and Messrs. Hunt and Blazer transferred an aggregate of 418,125 ordinary shares to Lawton Fitt, 118,125 ordinary shares to Paul Pressler and 21,563 ordinary shares to Mark Booth. In December 2007, Mr. De Sole purchased an aggregate of 21,563 ordinary shares from our executive officers for $0.006 per share. The founders’ shares are identical to the shares included in the units being sold in this offering, except that:

•	the founders’ shares are subject to the transfer restrictions described below;

•	the initial shareholders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination; and as a result, will not be able to exercise shareholder redemption rights (as described above) with respect to the founders’ shares; and

•	the initial shareholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.

The initial shareholders have agreed not to sell or otherwise transfer any of the founders’ shares until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property other than to permitted transferees.

Permitted transferees means a person or entity that receives securities pursuant to a transfer (i) to our officers or directors or any affiliates or family members of any of our officers or directors, (ii) in the case of an initial shareholder or sponsor, by gift to a member of the initial shareholder’s or sponsor’s immediate family or a trust, the beneficiary of which is a member of the initial shareholder’s or sponsor’s immediate family, an affiliate of the initial shareholder or sponsor or to a charitable organization, (iii) in the case of an initial shareholder or sponsor, by virtue of the laws or descent and distribution upon death of the initial shareholder or sponsor, or (iv) in the case of an initial shareholder or sponsor, pursuant to a qualified domestic relations order, provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and to vote in accordance with the majority of the ordinary shares voted by our public shareholders in connection with our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the ordinary shares subject to redemption, agree to redeem such ordinary shares to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the founders’ shares are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust.

In addition, the initial shareholders or their permitted transferees are entitled to registration rights with respect to founders’ shares under an agreement to be signed on or before the date of this prospectus.

Preferred shares

Our amended and restated memorandum and articles of association will provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the share ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our amended and restated memorandum and articles of association prohibits us, prior to an initial business combination, from issuing share capital, including preferred shares, which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on an initial business combination. We may issue some or all of the preferred shares to effect an initial business combination. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Warrants

Public shareholders’ warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of an initial business combination; or

•	fifteen months from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption or liquidation of the trust account.

At any time while the warrants are exercisable and there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants available and current throughout the 30-day redemption period, we may call the outstanding warrants (except as described below with respect to the sponsors’ warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and

•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis,’’ though the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the warrants will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price except in certain circumstances.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Sponsors’ warrants

The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors’ warrants:

•	are subject to the transfer restrictions described below;

•	are non-redeemable and are exercisable on a cashless basis at the election of the holder, so long as they are held by any of the sponsors or their permitted transferees; and

•	will not be exercisable while they are subject to the transfer restrictions described below.

Although the ordinary shares issuable pursuant to the sponsors’ warrants will not be issued pursuant to a registration statement so long as they are held by our sponsors and their permitted transferees, our warrant agreement provides that the sponsors’ warrants may not be exercised unless we have an effective registration statement relating to the ordinary shares issuable upon exercise of the warrants purchased in this offering and a related current prospectus is available. We will not be required to net cash settle any such warrant exercise.

If holders of the sponsors’ warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis at the election of the holder, so long as they are held by sponsors or their affiliates and permitted transferees, is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the date that is 30 days after the date we complete our initial business combination; provided however that the transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Mellon Investor Services LLC.

In addition, the sponsors or their permitted transferees are entitled to registration rights with respect to the sponsors’ warrants under an agreement to be signed on or before the date of this prospectus.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Certain differences in corporate law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, in certain circumstances commonly referred to in the Cayman Islands as a ‘‘scheme of arrangement,’’ provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a ‘‘fraud on the minority.’’

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms on which the offeror acquired such 90% of our outstanding shares.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits

Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a ‘‘fraud on the minority.’’

Enforcement of civil liabilities

The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Fiduciary duties of directors

Our directors owe a duty of loyalty, honesty and good faith to the Company. A director must act bona fide in what he or she considers is in the best interest of the company. A director must exercise the powers that are vested in them for the purpose for which they are conferred and not for a collateral purpose. A director must not place themselves in a position which there is a conflict between their duty to the company and their personal interests. However, unlike Delaware law, the fiduciary duty of directors is not as clearly established.

Our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	prior to the consummation of an initial business combination, we shall submit such business combination to our shareholders for approval even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable state law;

•	we may consummate the initial business combination only if approved by a majority of the ordinary shares voted by our public shareholders at a duly held shareholders meeting, and public shareholders owning less than 30% of the shares sold in this offering vote against the initial business combination exercise their shareholder redemption rights;

•	if an initial business combination is approved and consummated, public shareholders who voted against the initial business combination and exercised their shareholder redemption rights will receive their pro rata share of the trust account;

•	if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will instruct the trustee to distribute all amounts in the trust account and any net assets remaining outside the trust account on a pro rata basis to all of our public shareholders;

•	upon the consummation of this offering, approximately $147.1 million, (or approximately $168.8 million if the underwriters’ over-allotment option is exercised in full) including $5.25 million (or approximately $6.0 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions shall be placed into the trust account;

•	we may not consummate any other business combination, merger, share capital exchange, asset acquisition, share purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional shares that participate in any manner in the proceeds of the trust account, or that votes as a class with the ordinary shares sold in this offering on a business combination;

•	our audit committee has been appointed as the liquidator in the event we do not consummate an initial business combination within 24 months;

•	our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•	the audit committee shall review and approve all payments made to our initial shareholders, sponsors, officers, directors and our and their affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•	we will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, sponsors or initial shareholders; and

•	interested directors may vote on an interested transaction only after prior disclosure of their interest in the transaction and a majority of independent directors vote in favor of the transaction.

Our amended and restated memorandum and articles of association requires that these provisions may only be amended by a consent of 66.66% of the issued and outstanding ordinary shares voting at a meeting in which the holders of 100% of the issued and outstanding ordinary shares must be present in order to constitute a quorum. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that shareholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be redeemed for cash by public shareholders exercising their shareholder redemption rights and the business combination will still go forward. In addition, our amended and restated memorandum and articles of association provides for the following anti-takeover provisions:

Staggered board of directors

Our amended and restated memorandum and articles of association provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

No action by shareholders without a meeting

Our amended and restated memorandum and articles of association prohibits shareholders from taking action other than by a duly convened meeting of the shareholders after the consummation of this initial public offering.

Extraordinary general meetings

Our amended and restated memorandum and articles of association provide that, prior to an initial public offering, extraordinary general meetings may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman and may not be requisitioned by the shareholders.

Advance notice requirements for shareholder proposals and director nominations

Our amended and restated memorandum and articles of association provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual meeting of shareholders after the closing of this offering, a shareholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of shareholders or the 10th day following the day on which public announcement of the date of our annual meeting of shareholders is first made or sent by us. Our amended and restated memorandum and articles of association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Authorized but unissued shares

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes,

including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-money laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2007 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Limitation on liability and indemnification of directors and officers

Our amended and restated memorandum and articles of association provides that our directors and officers will be indemnified by us. In addition, our amended and restated memorandum and articles of association provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless their liability arises out of fraud or willful default.

We intend to enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities eligible for future sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the redemption by the Company of 562,500 ordinary shares held by our initial shareholders) we will have 18,750,000 ordinary shares outstanding. Of these shares, the 15,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares and 3,180,000 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 187,500 shares and 181,800 warrants immediately after this offering (or 215,625 shares and 181,800 warrants if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell the founders’ shares and sponsors’ warrants (and underlying ordinary shares) pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration rights

The holders of the founders’ shares, the holders of shares purchased pursuant to Rule 10b5-1 during the Buyback Period, as well as the holders of the sponsors’ warrants (and any underlying securities issuable upon the exercise of any of the foregoing) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of the majority of shares purchased in accordance with Rule 10b5-1 under the Exchange Act during the Buyback Period can elect to exercise these registration rights at any time commencing nine months after we consummate an initial business combination. The holders of the majority of the sponsors’ warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol ‘‘NLX.U’’ and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the American Stock Exchange under the symbols ‘‘NLX’’ and ‘‘NLX.WS,’’ respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	Shareholders equity of at least $4.0 million;

•	Total market capitalization of at least $50.0 million;

•	Aggregate market value of publicly held shares of at least $15.0 million;

•	Minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

Certain Cayman Islands tax considerations

The following discussion summarizes Cayman Islands income tax considerations currently in effect that are relevant to us and Cayman Islands income tax consequences of buying, holding or selling our ordinary shares. Except for matters where it is explicitly stated that we will not receive an opinion of counsel, the statements as to Cayman Islands tax law set forth below are the opinion of Maples & Calder, our Cayman Islands counsel, as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). The following discussion is not intended to be tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law. Prior to making an investment in our ordinary shares, we advise you to consult with your own professional advisors on the possible tax consequences of buying, holding or selling our ordinary shares under the laws of your country of citizenship, residence or domicile.

Cayman Islands taxation of Overture Acquisition Corp.

Under current Cayman Islands law, there is no Cayman Islands income tax, withholding tax, capital gains tax or capital transfer tax payable by us on our income. The Cayman Islands currently impose stamp duties on certain categories of documents; however, we do not anticipate that our operations will involve the payment of any material amount of stamp duties. The Cayman Islands currently impose an annual corporate fee upon all exempted companies. Our current annual corporate fee rate is approximately $573.00.

Cayman Islands taxation of shareholders

Under current Cayman Islands laws, payments of dividends on our ordinary shares will not be subject to taxation in the Cayman Islands. In addition, no withholding tax is required on the payment of dividends, nor are gains derived from the sale of ordinary shares subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax. No stamp duty is payable with respect to the issue or transfer of our ordinary shares.

Tax undertaking

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands, pursuant to the provisions of the Tax Concessions Law, as amended, that, in the event that the Cayman Islands enacts any legislation that imposes tax on profits, income, gains or appreciations, or any tax in the nature of estate duty or inheritance tax, such tax will not be applicable to us or our operations, or to our Ordinary Shares or obligations, for a period of 20 years from October 9, 2007.

Material U.S. federal income tax consequences

U.S. tax consequences to the Company

We intend to conduct our affairs in such a way that we are not treated as being engaged in a trade or business in the U.S. In particular, we intend to limit the activities we conduct before any acquisition so as not to be considered to be conducting business activity in any jurisdiction. Provided that we are not so engaged, we will generally not be subject to U.S. federal income tax, except that we may be subject to 30% withholding tax on certain types of U.S. source income, and it is possible that income earned on amounts held in the trust account will be subject to U.S. tax.

No assurance can be given that we will not be treated as engaging in a U.S. trade or business. If we are so treated, we will be subject to U.S. corporate taxation on income effectively connected with such business, as well as a 30% branch profits tax.

U.S. tax consequences to U.S. holders

The following general discussion summarizes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares or warrants by a U.S. holder that acquires units from the company in this offering.

For purposes of this discussion, a U.S. holder is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person’s decision to purchase units. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on such holder’s individual circumstances. In particular, this discussion considers only U.S. holders that will own ordinary shares and warrants as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including:

•	holders owning directly, indirectly or by attribution at least 10% of the voting power of our shares;

•	broker-dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	financial institutions or ‘‘financial services entities’’;

•	taxpayers who hold ordinary shares or warrants as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	certain expatriates or former long-term residents of the United States; and

•	taxpayers whose functional currency is not the U.S. dollar.

The following discussion does not address U.S. federal income tax consequences applicable to persons other than U.S. holders, nor does it address any aspect of U.S. federal gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares or warrants through such entities. Prospective investors are advised to consult their tax advisors regarding the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares and warrants.

Allocation of purchase price between ordinary shares and warrants

For U.S. federal income tax purposes, a U.S. holder must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each; the U.S. holder’s initial tax basis in the ordinary share and the warrant will be equal to the portion of the unit purchase price allocated to each such component. We intend to allocate US$             to each ordinary share and US$             to each warrant comprising part of a unit. While uncertain, it is possible that the U.S. Internal Revenue Service, or the IRS, will apply, by analogy, rules pursuant to which our allocation of the purchase price will be binding on a U.S. holder of a unit that acquired the unit upon original issuance, unless the U.S. holder explicitly discloses in a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the U.S. holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different from our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. holder is advised to consult such U.S. holder’s own tax advisor with respect to the allocation of the purchase price between the ordinary share and the warrant that comprise a unit, including the risks that could be associated with taking a position that is inconsistent with our allocation of the purchase price.

Taxation of dividends paid on ordinary shares

In the event we make a distribution, subject to the discussion of the PFIC rules below, a U.S. holder will be required to include in gross income as ordinary income the amount of the distribution to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. holder’s tax basis in the ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of the ordinary shares.

Subject to the discussion of the PFIC rules below, in the case of a U.S. holder that is a corporation, dividends that we pay will generally be taxable at regular corporate rates of up to 35% and generally will not qualify for a dividends-received deduction. In the case of certain non-corporate U.S. holders, dividends that we pay prior to January 1, 2011 generally will be subject to tax at a maximum rate of 15%. Legislation has been introduced which, if enacted, would deny the benefit of the 15% maximum rate to dividends that we pay. We cannot predict whether such legislation will be enacted, or, if so, what its effective date might be.

Distributions of current or accumulated earnings and profits paid in a non-U.S. currency to a U.S. holder will be includible in the income of a U.S. holder in a U.S. dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. holder that receives a non-U.S. currency distribution and converts the non-U.S. currency into U.S. dollars on the date of receipt will realize no foreign currency gain or loss. If the U.S. holder converts the non-U.S. currency to U.S. dollars on a date subsequent to receipt, such U.S. holder will have foreign exchange gain or loss, which will generally be U.S. source ordinary income or loss, based on any appreciation or depreciation in the value of the non-U.S. currency against the U.S. dollar from the date of receipt to the date of redemption. No distributions paid to a U.S. holder in a non-U.S. currency will occur prior to the consummation of any initial business combination.

Taxation of the disposition of ordinary shares and warrants

Subject to the discussion of the PFIC rules below, upon the sale, exchange or other disposition of ordinary shares or warrants, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between such U.S. holder’s tax basis in its ordinary shares or warrants and the amount realized on the disposition. The acquisition of ordinary shares pursuant to the exercise of a warrant is not considered a sale, exchange or disposition for these purposes. A U.S. holder’s tax basis in its ordinary shares is usually the cost of such ordinary shares (that is, in the case of a U.S. holder that acquired the unit upon original issuance, an amount equal to the portion of the purchase price of the unit allocated to the ordinary shares as described above under ‘‘— Allocation of purchase price between ordinary shares and warrants’’). See ‘‘— Exercise, lapse or adjustment of a warrant’’ below for a discussion regarding a U.S. holder’s tax basis in ordinary shares acquired pursuant to the exercise of a warrant.

Subject to the discussion of the PFIC and CFC rules below, capital gain from the sale, exchange or other disposition of shares held more than one year is long-term capital gain, and is eligible for a reduced rate of taxation for individuals. Long-term capital gains recognized by certain non-corporate U.S. holders with respect to tax years beginning before January 1, 2011 may qualify for a reduced rate of taxation of 15% or lower. Gain recognized by a U.S. holder on a sale, exchange or other disposition of ordinary shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes. A loss recognized by a U.S. holder on the sale, exchange or other disposition of ordinary shares generally will be allocated to U.S. source income for U.S. foreign tax credit purposes. The deductibility of a capital loss recognized on the sale, exchange or other disposition of ordinary shares is subject to limitations.

Exercise, lapse or adjustment of a warrant

Subject to the discussion of the PFIC rules below, a U.S. holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of a warrant will have a tax basis equal to the U.S. holder’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of the unit that a U.S. holder allocated to the warrant as described above under ‘‘— Allocation of purchase price between ordinary shares and warrants’’) increased by the exercise price paid to exercise the warrant. The holding period of such share would begin on the date following the date of exercise of the warrant (or possibly the date of exercise).

If an adjustment is made to the number of ordinary shares for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in constructive distributions that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our ordinary shares.

To the extent a U.S. holder is entitled to receive a fractional interest of a share as a result of the exercise of a warrant, the company will round up the number of ordinary shares issued to the U.S. holder to the nearest whole number of shares. If we have paid dividends with respect to our ordinary shares within three years of such an exercise, it is possible that the difference between the rounded up number of shares and the fractional interest of the share could be treated as a taxable share dividend. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of exercising warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Under either of those theories, a U.S. holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the ordinary shares would likely be treated as commencing on the date the warrant is exercised. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant.

Alternatively, it is possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants having a value equal to the exercise price for the total number of warrants to be exercised, and would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants not deemed surrendered. A U.S. holder’s holding period for the ordinary shares would commence on the date following the date the warrant is exercised (or possibly the date of exercise). Other alternative characterizations and treatments are also possible, which could affect the amount of a U.S. holder’s taxable gain or loss and tax basis in the ordinary shares received upon a cashless exercise.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If a warrant is allowed to lapse unexercised, a U.S. holder would have a capital loss equal to such holder’s tax basis in the warrant.

Tax consequences if we are a passive foreign investment company

Subject to the discussion of the CFC rules below, special rules will apply if we are a passive foreign investment company, or PFIC. In general, we will be a PFIC if either 75% or more of our gross income in a taxable year is passive income or if at least 50% of our assets are held for the production of, or produce, passive income. In applying these rules, we are required to take into account our pro rata share of the gross income and assets of any company of which we own, directly or indirectly, 25% or more (determined by value).

Because we are a company with no current active business, we believe that it is likely that we will meet the PFIC asset and/or income tests for the current year. However, the PFIC rules contain an exception to PFIC status for companies in their ‘‘start-up year.’’ Under this exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of these years. We cannot predict whether we will be entitled to take advantage of the start-up exception. After acquisition of a company in a business combination, we may still meet one of the PFIC tests, depending on the timing of the acquisition and the nature of the income and assets of the acquired business. Consequently, we can provide no assurance that we will not be a PFIC for either the current year or for any subsequent year.

If we are a PFIC during any year of a U.S. holder’s holding period, significant adverse tax consequences would apply to such holder. Specifically, dividends received by such U.S holder from us would not be entitled to the 15% maximum rate on qualified dividends received by non-corporate U.S. holders, and gain on the disposition of our shares and warrants would generally not be treated as capital gain. Instead, the U.S. holder, upon its receipt of certain ‘‘excess distributions’’ by us and upon disposition of ordinary shares or warrants at a gain, would be liable to pay tax at ordinary income rates plus interest on the tax, as if the distribution or gain had been recognized ratably over the taxpayer’s holding period for the ordinary shares or warrants. Additionally, if we are a PFIC during any year of a deceased U.S. holder’s holding period, a U.S. holder who inherits ordinary shares or warrants from the deceased U.S. holder would not receive the step-up of the income tax basis to fair market value for such ordinary shares or warrants. Instead, such U.S. holder would have a tax basis equal to the deceased’s tax basis, if lower.

Subject to the discussion of the CFC rules below, these adverse consequences will not apply to a U.S. holder of shares who has made a qualifying electing fund, or QEF, election covering all taxable years during which the U.S. holder held ordinary shares and in which we were a PFIC. Instead, a U.S. holder that makes a QEF election is required for each taxable year in which the company is a PFIC to include in income the holder’s pro rata share of ordinary earnings as ordinary income and a pro rata share of net long-term capital gain as long-term capital gain, regardless of whether such earnings or gain have in fact been distributed. When earnings and profits that were included in income under this rule are later distributed, the distribution is not a dividend. The basis of a U.S. holder’s shares in a QEF is increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Undistributed income is subject to a separate election to defer payment of taxes. If deferred, the taxes will be subject to an interest charge.

U.S. holders may not make a QEF election with respect to warrants. As a result, if a U.S. holder sells warrants, any gain would be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the company were a PFIC at any time during the period the U.S. holder held the warrants. If a U.S. holder that exercises warrants properly makes a QEF election with respect to the newly acquired ordinary shares, the adverse tax consequences relating to PFIC shares will continue to apply with respect to the pre-QEF election period, unless the U.S. holder makes a purging election. The purging election creates a deemed sale of the ordinary shares acquired on exercising the warrants. The deemed sale must occur on the first day of the company’s first taxable year as a QEF, and the U.S. holder must have held the shares on that day. The gain recognized by the purging election would be subject to the special tax and interest charge rules, treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder would have a new tax basis and holding period in the ordinary shares acquired on the exercise of the warrants for purposes of the PFIC rules. U.S. holders of warrants should consult with their own advisors as to the advisability and consequences of, and the procedures for, making a purging election.

A U.S. holder of shares makes a QEF election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. Once made, a QEF election can be revoked only with the consent of the IRS. In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. We will attempt to provide such information as the IRS may require in order to enable U.S. holders to make the QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC, or that the information we provide will be adequate to allow U.S. holders to make a QEF election. U.S. holders should consult their own tax advisors as to the advisability of, consequences of, and procedures for making, a QEF election. Even if a U.S. holder in a PFIC does not make a QEF election, such U.S. holder generally must file a completed Form 8621 with the shareholder’s tax return. A U.S. holder who makes a QEF election is not subject to the PFIC rules or the QEF regime for the years in which we are not a PFIC.

If we are a PFIC and our ordinary shares are ‘‘regularly traded’’ on a ‘‘qualified exchange or other market,’’ as provided in applicable Treasury Regulations, a U.S. holder of our ordinary shares could elect to mark the ordinary shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference between the U.S. holder’s adjusted tax basis in such ordinary shares and its fair market value. Losses would be allowed only to the extent of net mark-to-market gain previously included by the U.S. holder under the election in previous taxable years. As with the QEF election, a U.S. holder who makes a mark-to-market election would not be subject to the general PFIC regime described above.

Although it is expected that our ordinary shares will be listed on the American Stock Exchange (which is a ‘‘qualified exchange’’) we cannot predict at this time whether there would be sufficient trading activity for our ordinary shares to be treated as ‘‘regularly traded.’’ Accordingly, there can be no assurance that a U.S. holder of our ordinary shares would be able to make a mark-to-market election. U.S. holders should consult their own tax advisors as to requirements for, advisability of, consequences of, and procedures for, making a mark-to-market election.

It is not entirely clear whether a U.S. holder may make a mark-to-market election with respect to warrants, or, if such an election is possible, whether the ‘‘regularly traded’’ requirement would depend on the level of trading activity of the warrants themselves, of the units, or of the ordinary shares. Therefore, no assurance can be given as to whether warrants will qualify for the mark-to-market election, and prospective investors should consult their own tax advisors.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. holders of ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. A QEF election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC. If we are a PFIC and a U.S. holder of ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its ordinary shares. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. holder made a mark-to-market election under the PFIC rules in respect of our ordinary shares and made a QEF election in respect of a lower-tier PFIC, that U.S. holder could be subject to current taxation in respect of income from the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above, including our ownership of any non-U.S. subsidiaries. As a result, U.S. holders of ordinary shares or warrants are strongly encouraged to consult their tax advisors about the PFIC rules in connection with their purchasing, holding or disposing of ordinary shares or warrants.

Possible treatment as a controlled foreign corporation

If more than 50% of the ordinary shares are owned by U.S. holders who each own (directly or through application of certain rules of attribution) 10% or more of the ordinary shares (‘‘U.S 10% Holders’’), the company will be a controlled foreign corporation (‘‘CFC’’). If the company is so treated, there will be additional tax consequences to U.S. 10% Holders. In particular, such U.S. 10% Holders will be required to include in ordinary income, in each year the company is a CFC, their pro rata shares of the company’s ‘‘Subpart F income,’’ even if no distributions are made, for each year the company is a CFC. Such inclusions will not be eligible for the 15% maximum rate of tax on qualified dividends received by non-corporate taxpayers. In general, Subpart F income will include dividends, interest, royalties and other passive income of the company, but will not include active business income.

Additionally, if the company is treated as a CFC, gain realized by a U.S. 10% Holder on the sale or other disposition of ordinary shares may be treated as dividend income to the extent of certain accumulated earnings and profits of the company. Moreover, for taxable years of a U.S. 10% Holder in which the company is a CFC, and taxable years of the company that end with or within such taxable years of such U.S. 10% Holders, the company generally will not be treated as a PFIC with respect to ordinary shares held by such U.S. 10% Holder (but may be treated as a PFIC with respect to other U.S. holders). However, it appears that a U.S. 10% Holder of a CFC who disposes of warrants (or ordinary shares received upon exercise of warrants, unless a purging election was made as described under ‘‘Tax consequences if we are a passive foreign investment company,’’ above)    will be subject to tax treatment under the PFIC regime with respect to such warrants. Each U.S. holder is advised to consult such U.S. holder’s own tax advisor concerning the PFIC and CFC rules with respect to ownership and disposition of warrants.

Under the attribution rules provided in the Code, the holder of an option to acquire shares (including, for this purpose, a warrant) is deemed to own such shares for purposes of determining whether such holder is a U.S. 10% Holder and for purposes of determining whether the company is a CFC. In applying similar option attribution rules for certain other purposes, the IRS has taken the position (with which some courts have disagreed) that a holder of warrants is treated as owning the shares subject to such warrants, but that warrants owned by other holders would not be viewed as increasing the total number of outstanding shares. It is not clear whether, or how, the IRS would seek to apply a similar theory to determine whether a particular shareholder is a U.S. 10% Holder or whether the company is a CFC, nor is it clear whether such a theory would be upheld. If a similar theory were to apply for this purpose, it could substantially increase the likelihood that the company would be a CFC or that a particular U.S. holder would be a U.S. 10% Holder.

We cannot determine at this time whether the company will be a CFC. Each U.S. holder is advised to consult such U.S. holder’s own tax advisor concerning the controlled foreign corporation rules.

Consequences if trust funds are distributed to shareholders

In the event we are not able to consummate a business combination within 24 months and therefore liquidate pursuant to the terms of the offering set forth in our prospectus, the tax consequences are not entirely clear. We believe that if money is returned to a U.S. holder in this situation, it should be treated as a liquidating distribution from us. If it is so treated, such U.S. holder would recognize gain or loss equal to the difference between the amount received and his basis in his shares. Because, in this situation, we would likely be a PFIC, any gain would be ordinary, and could be subject to an interest charge (as described above), unless the holder had in effect a valid QEF election or mark-to-market election. Any loss (and, in the case of a holder who has in effect a valid QEF election or mark-to-market election, any gain) would be capital, and would be long-term if the holder held the shares for more than one year. To the extent a liquidation of the company results in the lapse of a U.S. holder’s warrants, such U.S. holder would have a capital loss equal to such U.S. holder’s tax basis in the warrant as addressed above in the discussion of the exercise or lapse of warrants. The ability to deduct capital losses may be subject to certain limitations, and each U.S. holder is advised to consult such U.S. holder’s own tax advisor in this regard.

It is possible that the receipt of money by a shareholder in this situation could be viewed as being governed by the tax rules relating to distributions from trusts, rather than those addressing liquidations of corporations. Each U.S. holder is advised to consult such U.S. holder’s own tax advisor concerning the possible effect of such a characterization.

Information reporting and back-up withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on ordinary shares, and on the proceeds from the sale, exchange or disposition of ordinary shares or warrants. In addition, a U.S. holder will be subject to back-up withholding (currently at 28%) on dividends paid on ordinary shares, and on the proceeds from the sale, exchange or other disposition of ordinary shares or warrants, unless the U.S. holder provides a duly executed IRS Form W-9 or otherwise establishes an exemption.

Underwriting

We are offering the units described in this prospectus through a number of underwriters. J.P. Morgan Securities Inc. is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Name	Number of units
J.P. Morgan Securities Inc.
Lazard Capital Markets LLC
Total	15,000,000

The underwriters are committed to purchase all the units offered by us if they purchase any units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the units directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per unit. Any such dealers may resell units to certain other brokers or dealers at a discount of up to $         per unit from the initial public offering price. After the initial public offering of the units, the offering price and other selling terms may be changed by the underwriters. Sales of units made outside of the United States may be made by affiliates of the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the units offered in this offering.

The underwriters have an option to buy up to 2,250,000 additional units from us to cover sales of units by the underwriters which exceed the number of units specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any units are purchased with this over-allotment option, the underwriters will purchase units in approximately the same proportion as shown in the table above. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the units are being offered.

The underwriting fee is equal to the public offering price per unit less the amount paid by the underwriters to us per unit. The underwriting fee is $0.70 per unit. The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Without over-allotment exercise	With full over-allotment exercise
Per Unit	$0.70	$0.70
Total	$10,500,000	$12,075,000

The amounts paid by us in the table above include $5.25 million in deferred underwriting discounts and commissions (or approximately $6.0 million if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must distribute the balance in the trust account, the underwriters have agreed that (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public shareholders.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $800,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We, our directors and executive officers, and our initial shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our units, warrants, ordinary shares (including, without limitation, ordinary shares which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant) or any other securities redeemable into or exchangeable for our ordinary shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the units, warrants, or ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of units, warrants, ordinary shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, each holder of the founders’ shares and sponsors’ warrants has agreed to certain transfer restrictions affecting its founders’ shares and sponsors’ warrants as further described in ‘‘Principal shareholders.’’

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The units have been approved for listing/quotation on the American Stock Exchange under the symbol ‘‘NLX.U’’. Once the ordinary shares and warrants begin separate trading, our ordinary shares and warrants will be listed on the American Stock Exchange under the symbols ‘‘NLX’’ and ‘‘NLX.WS,’’ respectively.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling units in the open market for the purpose of preventing or retarding a decline in the market price of the unit while this offering is in progress. These stabilizing transactions may include making short sales of the units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units on the open market to cover positions created by short sales. Short sales may be ‘‘covered’’ shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be ‘‘naked’’ shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the units, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase units in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those units as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the units or preventing or retarding a decline in the market price of the units, and, as a result, the price of the units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market, or otherwise.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of business.

Prior to this offering, there has been no public market for our securities. The initial public offering price was determined by negotiations between us and the representatives of the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Neither we nor the underwriters can assure investors that an active trading market will develop for our units, ordinary shares or warrants, or that the units will trade in the public market at or above the initial public offering price after this offering.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

Legal matters

Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Davis Polk & Wardwell, New York, New York is acting as counsel to the underwriters. Validity of the ordinary shares under Cayman Islands law will be passed upon for us by Maples & Calder, Attorneys-at-Law, George Town, Grand Cayman.

Experts

The financial statements of Overture Acquisition Corp. at October 3, 2007 and for the period from September 25, 2007 (inception) through October 3, 2007 included in this prospectus and registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, which contains an explanatory paragraph relating to substantial doubt about the ability of Overture Acquisition Corp. to continue as a going concern, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

Where you can find additional information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Enforceability of civil liabilities under U.S. federal
securities laws and other matters

We are incorporated as an exempted company limited by shares under the laws of the Cayman Islands. In addition, some of our directors and officers reside outside the United States and a significant portion of their and our assets are located outside of the United States. As a result, it may be difficult for persons purchasing ordinary shares to effect service of process within the United States upon us or to enforce judgments against us or judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of ordinary shares made hereby by serving Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036-6710, our U.S. agent irrevocably appointed for that purpose.

Maples & Calder, our Cayman Islands counsel, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of the Cayman Islands. It is doubtful the courts of the Cayman Islands will, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature.

A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

Report of independent registered public accounting firm

To the Board of Directors
Overture Acquisition Corp.

We have audited the accompanying balance sheet of Overture Acquisition Corp.(a development stage company) (the ‘‘Company’’) as of October 3, 2007, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from September 25, 2007 (inception) to October 3, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Overture Acquisition Corp., as of October 3, 2007, and the results of its operations and its cash flows for the period from September 25, 2007 (inception) to October 3, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of October 3, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York
October 25, 2007

Overture Acquisition Corp. balance sheet

October 3, 2007
Assets
Current assets:
Cash	$180,000
Total current assets	180,000
Deferred offering costs	70,000
Total assets	$250,000
Liabilities and shareholders’ equity
Current liabilities:
Accrued expenses	$54,500
Note payable to shareholders	175,000
Total liabilities	229,500
Commitments and contingencies
Shareholders’ equity:
Preferred shares, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—
Ordinary shares, $.0001 par value
Authorized 100,000,000 shares
Issued and outstanding 4,312,500(1) shares	431
Additional paid-in capital	24,569
Deficit accumulated during the development stage	(4,500)
Total shareholders’ equity	20,500
Total liabilities and shareholders’ equity	$250,000
(1)	This includes an aggregate of 562,500 ordinary shares held by the initial shareholders subject to redemption by the Company to the extent that the underwriters’ over-allotment is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares after the offering.

The accompanying notes are an integral part of these financial statements.

OVERTURE ACQUISITION CORP.

(a development stage company)

Statement of operations

For the period September 25, 2007 (inception) to October 3, 2007
Formation and operating costs	$4,500
Net loss	$(4,500)
Weighted average number of ordinary shares outstanding — basic and diluted(1)	4,312,500
Basic and diluted net loss per share	$(0.00)
(1)	This includes an aggregate of 562,500 ordinary shares held by the shareholders subject to redemption by the Company to the extent that the underwriters’ over-allotment is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares after the offering.

The accompanying notes are an integral part of these financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

STATEMENT OF cHANGES IN sHAREHOLDERS’ eQUITY
For the period September 25, 2007
(inception) to October 3, 2007

	Ordinary share(1)		Additional paid-in capital(1)	Deficit accumulated during the development stage	Total shareholders’ equity
	Shares	Amount
Balance at September 25, 2007	—	$—	$—	$—	$—
Ordinary shares issued at inception at $0.006 per share(1)	4,312,500	431	24,569		25,000
Net Loss				(4,500)	(4,500)
Balance at October 3, 2007	4,312,500	$431	$24,569	$(4,500)	$20,500
(1)	This includes an aggregate of 562,500 ordinary shares held by the initial shareholders subject to redemption by the Company to the extent that the underwriters’ over-allotment is not exercised in full so that the initial shareholders collectively own 20% of the issued and outstanding ordinary shares after the offering.

The accompanying notes are an integral part of these financial statements.

OVERTURE ACQUISITION CORP.
(a development stage company)

STATEMENT OF cASH fLOWS

For the period September 25, 2007 (inception) to October 3, 2007
Cash flows from operating activities
Net loss	$(4,500)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	4,500
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from sale of ordinary shares	25,000
Proceeds from notes payable to shareholders	175,000
Payment of deferred offering costs	(20,000)
Net cash provided by financing activities	180,000
Net increase in cash	180,000
Cash at beginning of period	—
Cash at end of period	$180,000
Supplemental Disclosure of Non-cash transactions:
Accrual of additional deferred offering costs:
Deferred offering costs	$50,000
Accrued expense payable	(50,000)
$—

The accompanying notes are an integral part of these financial statements.

Overture Acquisition Corp.
(a development stage company)

Notes to financial statements

1.	Organization, business operations and significant accounting policies; going concern consideration

Overture Acquisition Corp.(the ‘‘Company’’) was incorporated in The Cayman Islands on September 25, 2007 as a blank check company formed for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses (a ‘‘Business Combination’’).

At October 3, 2007, the Company had not yet commenced any operations. All activity through October 3, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 15,000,000 units (‘‘Units’’) which is discussed in Note 2 (‘‘Proposed Offering’’). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.81 per Unit (or $9.79 if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account (‘‘Trust Account’’) and invested in United States ‘‘government securities’’ within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 which invests solely in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. John Hunt and Marc Blazer have agreed that they will be personally liable, by means of direct payment to the trust account, under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. The agreement entered into by Messrs. Hunt and Blazer specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (1) as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds of $50,000 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $2,850,000 of the interest earned on the amounts held in the trust account (in addition to the tax, if any, payable by the Company with respect to such interest, not to exceed the total interest earned) will be released to the Company in monthly installments to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (ii) any additional

Overture Acquisition Corp.
(a development stage company)

Notes to financial statements — (continued)

amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for shareholder approval. Pursuant to the Company’s amended and restated memorandum and articles of association to be in effect upon consummation of the Proposed Offering, in the event that the shareholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their shareholder redemption rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Proposed Offering, including all of the officers and directors of the Company (‘‘Initial Shareholders’’) have agreed to vote all of their founders’ ordinary shares (the ‘‘Founders’ Ordinary Shares’’) in accordance with the vote of the majority in interest of all other shareholders of the Company (‘‘Public Shareholders’’) with respect to any Business Combination and the vote for a proposal to amend the Company’s amended and restated memorandum and articles of association to provide for the Company’s perpetual existence in connection with a vote to approve the Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

In addition, John Hunt has entered into an agreement with JPMorgan, in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which he will place a limit order for up to $6.0 million of our ordinary shares, commencing on the later of the day after we file a preliminary proxy statement relating to our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved, or earlier in certain circumstances (the ‘‘Buyback Period’’). This limit order will require Mr. Hunt to purchase any of our ordinary shares offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in our trust account as reported in such proxy statement or any subsequently filed annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $6.0 million in total. The purchase of such shares will be made by JPMorgan or another broker dealer mutually agreed upon by JPMorgan and Mr. Hunt. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act and the broker’s purchase obligation is otherwise subject to applicable law including Regulation M, which may prohibit purchases under certain circumstances. Mr. Hunt may vote these shares in any way chooses at the shareholders meeting to approve our initial business combination. As a result, Mr. Hunt may be able to influence the outcome of our initial business combination. However, he will not be permitted to exercise shareholder redemption rights in the event he votes against an initial combination that is approved; provided that he will participate in any liquidation distributions with respect to any ordinary shares purchased by him following consummation of the offering, including shares purchased pursuant to such limit orders, in the event the Company fails to complete an initial business combination. In addition, Mr. Hunt will agree that he will not sell or transfer any ordinary shares purchased by him pursuant to this agreement until 180 days following the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a

Overture Acquisition Corp.
(a development stage company)

Notes to financial statements — (continued)

subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The ordinary share purchases made pursuant to the limit orders described above is not anticipated to have any effect upon the Company or its financial statements.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company redeem his or her shares into cash from the Trust Fund. The per share shareholder redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of ordinary shares held by Public Shareholders at the consummation of the Proposed Offering. Accordingly, Public Shareholders holding up to 30% of the aggregate number of shares owned by all Public Shareholders (minus one share) may seek redemption of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Shareholders.

The Company’s Memorandum and Articles of Association will be amended prior to the Proposed Offering to provide that the Company will go into voluntary liquidation if 24 months from the effective date of the registration statement relating to the Proposed Offering (‘‘Effective Date’’) the Company has not consummated a Business Combination. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per Unit in the Proposed Offering.

Loss per share:

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

New accounting pronouncements:

The Company has adopted the provisions of Financial Accounting Standards Board (‘‘FASB’’) Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109’’ (‘‘FIN 48’’). FIN 48 clarifies the accounting for uncertainty in income taxes

Overture Acquisition Corp.
(a development stage company)

Notes to financial statements — (continued)

recognized in an enterprise’s financial statements in accordance with SFAS No. 109, ‘‘Accounting for Income Taxes,’’ and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified Grand Cayman Islands as its only ‘‘major’’ tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 25, 2007 the evaluation was performed for upcoming 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from September 25, 2007 (inception) through October 3, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going concern considerations:

At October 3, 2007, the Company had $180,000 in cash and a working capital deficiency of $49,500. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Proposed public offering

The Proposed Offering calls for the Company to offer for public sale 15,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 2,250,000 units solely to cover over-allotments, if any). Each Unit consists of one ordinary share of the Company and one Redeemable Ordinary Share Purchase Warrant (‘‘Warrant’’). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $7.50 commencing the later of the completion of a Business Combination or fifteen months from the Effective Date and expiring five years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the ordinary shares is at least $14.25 per share for any 20 trading days

Overture Acquisition Corp.
(a development stage company)

Notes to financial statements — (continued)

within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds and will not pay any discount related to the warrants sold in the private placement. However, the underwriters have agreed that 3.5% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3.	Deferred offering costs

Offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4.	Notes payable, shareholders

On October 3, 2007, the Company issued two unsecured promissory notes totaling $175,000 in the aggregate to the Initial Shareholders. The notes are non-interest bearing and are payable on the earlier of October 1, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximate their carrying amount.

5.	Commitments and contingencies

The Company has a commitment to pay a total underwriting discount of 7% of the public offering price. The payment to the underwriters representing 3.5% of the 7% underwriting fee will be deferred until the Company consummates a business combination.

Pursuant to proposed letter agreements with the Company, the Initial Shareholders have waived their right to receive distributions with respect to the Founders’ Ordinary Shares upon the Company’s liquidation.

The Initial Shareholders have agreed to purchase from the Company, in the aggregate, 3,180,000 warrants for $3,180,000 (the ‘‘Sponsors’ Warrants’’). The purchase and issuance of the Sponsors’ Warrants shall occur immediately prior to the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsors’ Warrants are identical to the warrants included in the units being sold in this offering, except that (i) the Sponsors’ Warrants are non-redeemable so long as they are held by any of the sponsors or their permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions.

The Initial Shareholders, holders of the Sponsors’ Warrants (or underlying securities) and holders of shares purchased in accordance with to Rule 10b5-1 under the Securities Exchange Act of 1934

Overture Acquisition Corp.
(a development stage company)

Notes to financial statements — (continued)

during the Buyback Period will be entitled to registration rights with respect to the Founders’ Ordinary Share or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Founders’ Ordinary Shares are entitled to elect to exercise these registration rights at any time commencing three months prior to the date on which the Founders’ Ordinary Shares is to be released from escrow. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. The holders of shares purchased pursuant to Rule 10b5-1 during the Buyback Period are entitled to demand that the Company register such securities commencing nine months after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Sponsors’ Warrants (or underlying securities) have certain ‘‘piggyback’’ registration rights on registration statements filed after the Company’s consummation of a Business Combination.

6.	Preferred shares

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company’s Amended and Restated Memorandum and Articles of Association will prohibit it, prior to a Business Combination, from issuing preferred shares which participates in the proceeds of the Trust Account or which votes as a class with the Ordinary Shares on a Business Combination.

7.	Ordinary shares

The Company is authorized to issue 100,000,000 shares of Ordinary Shares with a par value of $0.0001 per share.

On September 28, 2007, the Company issued 4,312,500 Founders’ Ordinary Shares to its initial shareholders, for $25,000, at a purchase price of approximately $0.006 per share. This includes an aggregate of 562,500 Ordinary Shares held by our founders subject to redemption by the Company to the extent that the underwriters’ over-allotment option is not exercised in full so that our founders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering).

Each of the initial shareholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the founders’ shares in the event we fail to consummate an initial business combination and (ii) vote the founders’ shares in accordance with the majority of the ordinary shares voted by our public shareholders in connection with the vote on any initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence.

8.	Legal

There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

$150,000,000

Overture Acquisition Corp.

15,000,000 Units

Prospectus

JPMorgan

Lazard Capital Markets

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. We will update the information in this prospectus as and when required by federal securities laws and regulations.

Until                 , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 13.    Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Initial Trustees’ fee	$3,500(1)
SEC registration fee	5,296
FINRA filing fee	17,750
American Stock Exchange fees	75,000
Accounting fees and expenses	50,000
Printing expenses	100,000
Directors & Officers liability insurance premiums	(2)
Legal fees	500,000
Miscellaneous	48,454(3)
Total	$800,000
(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company a $3,000 annual fees for acting as trustee, and a monthly fee of $1,000 for acting as transfer agent of the registrant’s ordinary shares, a $2,500 annual fee for acting as warrant agent for the registrant’s warrants and a $3,000 annual fee for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates an initial business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of directors and officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated memorandum and articles of association provides:

‘‘Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or wilful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or wilful default of such Director, agent or officer.’’

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent sales of unregistered securities.

On September 28, 2007, we issued 4,312,500 ordinary shares to our executive officers for $25,000 in cash, at a purchase price of approximately $0.006 per share. Such shares were issued on September 28, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. These shares include an aggregate of 562,500 ordinary shares subject to redemption by the Company to the extent that the underwriters’ over-allotment is not exercised in full so that they collectively own 20% of the issued and outstanding ordinary shares after the offering.

On October 25, 2007, 557,812 of the 4,312,500 ordinary shares were transferred to certain directors and a special advisor.

On December 20, 2007, 21,563 ordinary shares were transferred to a special advisor.

Our executive officers and two of our directors have committed to purchase from us 3,180,000 warrants at a price of $1.00 per warrant (for an aggregate purchase price of $3.18 million). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and financial statement schedules.

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of December, 2007.

Overture Acquisition Corp.
By: /s/ John F.W. Hunt
John F. W. Hunt Principal Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John F.W. Hunt	Chairman of the Board, Chief Executive Officer (Principal executive officer) and Secretary	December 20, 2007

John F. W. Hunt

/s/ Marc J. Blazer	President and Treasurer (Principal financial and accounting officer) and Director	December 20, 2007

Marc J. Blazer

*	Director	December 20, 2007

Lawton W. Fitt

*	Director	December 20, 2007

Paul S. Pressler

* By: /s/ Marc J. Blazer	Attorney-in-fact	December 20, 2007

Marc J. Blazer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Maples and Calder.*
10.1	Promissory Note issued by the Registrant to John F. W. Hunt on October 1, 2007.**
10.2	Promissory Note issued by the Registrant to Marc J. Blazer on October 1, 2007. **
10.3	Share Purchase Agreement dated October 1, 2007 between the Registrant, Marc Blazer and John Hunt. **
10.4	Form of Letter Agreement among the Registrant, and each executive officer, director and shareholder.*
10.5	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*
10.6	Form of Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the initial shareholders of the Registrant.*
10.7	Form of Registration Rights Agreement among the Registrant and the initial shareholders of the Registrant.*
10.8	Sponsors’ Warrants Securities Purchase Agreement among the Registrant and each of the sponsors. **
10.9	Form of Right of First Review Letter Agreement among the Registrant, John F. W. Hunt and Marc J. Blazer.*
10.10	Form of Indemnification Agreement between the Registrant and each officer and director.*
10.11	Share Purchase Agreement dated October 25, 2007 between John Hunt and Marc Blazer, Lawton Fitt, Mark Booth and Paul Pressler.
10.12	Share Purchase Agreement, dated December 20, 2007 between our executive officers and Domenico de Sole.*
14	Form of Code of Ethics.
23.1	Consent of Marcum & Kliegman LLP.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Form of Audit Committee Charter.
99.2	Form of Nominating Committee Charter.

*	To be filed by amendment.
**	Previously filed.